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                                                                    EXHIBIT 10.4

                        The Puerto Rico Health Insurance

                                    Contract

                                    Southwest

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                         October 1, 2001-June 30, 2002

                  [ASES LOGO]                 [TRIPLE-S LOGO]


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                               TABLE OF CONTENTS

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TERMS AND CONDITIONS                                                              PAGE
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
I               Definitions                                                          2

II              Eligibility and Enrollment                                           8

III             Right to Choose                                                     14

IV              Secondary Payor                                                     16

V               Emergencies                                                         17

VI              Access to Benefits                                                  19

VII             Contracts with HCO's and All Participating Providers                23

VIII            Subscription Process and Identification Cards                       28

IX              Summary Plan Description Booklet                                    29

X               Grievance Procedure                                                 32

XI              Health Care Organizations                                           34

XII             Guarantee of Payment                                                37

XIII            Utilization Review and Quality Assurance                            40

XIV             Compliance and Agreement for Inspection of Records                  44

XV              Information Systems and Reporting Requirements                      47

XVI             Financial Requirements                                              55

XVII            Plan Compliance Evaluation Program                                  55

XVIII           Payment of Premiums                                                 63

XIX             Actuarial Requirements                                              66

XX              Preventive Medicine Program                                         67

XXI             Mental Health Program                                               70

XXII            Benefits                                                            70

XXIII           Conversion Clause                                                   71

XXIV            Transactions with the Insurer                                       73

XXV             Non-Cancellation Clause                                             73

XXVI            Applicable Law                                                      74

XXVII           Effective Date and Term                                             74


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
TERMS AND CONDITIONS                                                              PAGE
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
XXVIII          Conflict of Interest                                                74

XXIX            Income Taxes                                                        74

XXX             Advance Directives                                                  75

XXXI            Ownership and Third Party Transactions                              75

XXXII           Modification of the Contract                                        75

XXXIII          Termination of Agreement                                            75

XXXIV           Phase-Out Clause                                                    76

XXXV            Third Party Disclaimer                                              77

XXXVI           Penalties Sanctions Clauses                                         77

XXXVII          Hold Harmless Clause                                                80

XXXVIII         Center of Medicare and Medicaid Services Contract Requirements      81

XXXIX           Force Majeure                                                       81

XL              Year 2000 Clause                                                    81

XXLI            Federal Government Approval                                         81

XLII            Acknowledgement as to Insurer                                       82

XLIII           Entire Agreement                                                    82

ADDENDA:
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Addendum I      Benefits Coverage-Formulary
Addendum II     PRHIA Instructions to Insurers for Orientation and
                Subscription Process-Beneficiaries Manual
Addendum III    Insurer Grievance Procedure
Addendum IV     Proposed Information Requirements


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                                    CONTRACT

         This Agreement entered into this 14th day of September, 2001, at San Juan, Puerto Rico, by and between PUERTO RICO HEALTH INSURANCE ADMINISTRATION, a public instrumentality of the Commonwealth of Puerto Rico, organized under Law 72 approved on September 7, 1993, hereinafter referred to as the "ADMINISTRATION", represented by its Executive Director, ANGEL BLANCO BOTTEY, and TRIPLE-S, INC., a domestic corporation duly organized and doing business under the laws of the Commonwealth of Puerto Rico, with employer social security number 66-0229064, hereinafter referred to as the "INSURER", represented by its Chief Executive Officer, MIGUEL VAZQUEZ DEYNES.

                                   WITNESSETH

         In consideration of the mutual covenants and agreements hereinafter set forth, the parties, their personal representatives and successors, agree as follows:

         FIRST: The ADMINISTRATION has the responsibility to seek, negotiate, and contract with public and private insurers, health care insurance programs that eventually will be capable of providing all citizens that reside in the island of Puerto Rico access to quality health care services, regardless of their economic condition and capacity to pay.

         SECOND: Law 72 of September 7, 1993 dictates the express policy that empowers the ADMINISTRATION to seek, negotiate and contract health insurance programs that will allow its beneficiaries access to quality health services, in particular the medically indigent and the public employees of the Central Government and pensioners.

         THIRD: The ADMINISTRATION published a Request For Proposals for the North, Metro-North, East, Southeast, West, Southwest, San Juan, Northwest, Northeast and Central Health Area/Region, seeking to provide health insurance coverage to all eligible beneficiaries in said health Area/Region, by contracting with private insurers.

         FOURTH: Pursuant to the terms of the aforementioned Request For Proposals, published on June 3-4, 2001, four different private health insurers submitted to the ADMINISTRATION proposals to underwrite the health insurance for the Health Area/Region.

         FIFTH: The proposals submitted by the proposing insurers were thoroughly evaluated by a Evaluation Committee, as well as an Administrative Evaluation Committee within the ADMINISTRATION, as a result of which, a recommendation was presented to the Board of Directors of the ADMINISTRATION.

         SIXTH: The Board of Directors of the ADMINISTRATION, after a careful and complete analysis of all technical and administrative elements of the proposals, decided


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to award the INSURER the contract to underwrite and administer the health insurance for the SOUTH WEST Health Area/Region, composed of the municipalities of GUANICA, GUAYANILLA, PENUELAS, PONCE, AND YAUCO.

         SEVENTH; The benefits to be provided under the plan offered by the INSURER are divided in three types of coverage: 1) the Basic Coverage that includes preventive, medical, hospital, surgical, diagnostic tests, clinical laboratory tests, x-rays, emergency room, ambulance, maternity and prescription drug services; 2) Dental Coverage based on the free choice of participating dentists from INSURER's network, and 3) the Special Coverage that includes benefits for catastrophic conditions, expensive procedures and specialized diagnostic tests. Benefits shall be provided by the INSURER in strict compliance with Law Number 72 of September 7, 1993, as amended, which is made part of this contract, the terms and conditions contained in Addenda I, II, III, and IV of this contract, and subject to the following:

                              TERMS AND CONDITIONS
                                    ARTICLE I
                                   DEFINITIONS

ACCESS: Adequate availability of all necessary health care services included in the plan being contracted to fulfill the needs of the beneficiaries of the program.

ADMINISTRATION: Puerto Rico Health Insurance Administration.

ADVANCE DIRECTIVES: A written instruction such as a living will or durable power of attorney for health care, recognized under the laws of the Commonwealth of Puerto Rico (whether statutory or as recognized by the courts of the Commonwealth, relating to the provision of health care when the individual is incapacitated.

ANCILLARY SERVICES (Ancillary Charges): Supplemental services, including laboratory, radiology, physical therapy, and inhalation therapy, which are provided in conjunction with medical or hospitals care.

ASSMCA - Mental Health and Substance Abuse Administration: Spanish acronym for the Puerto Rico Mental Health and Substance Abuse Administration, the state agency that has been delegated the responsibility for the planning, establishment of mental and substance abuse policies and procedures, the coordination, development and monitoring of all mental health and substance abuse services rendered to beneficiaries under the Puerto Rico Health Insurance Program.


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BENEFICIARY: Any person that under Law 72 of September 7, 1993 is determined eligible to receive services, is reported as such to the INSURER by the ADMINISTRATION, and is enrolled in the plan.

CAPITATION: That portion of the premium paid to the INSURER which is disbursed to the HCO in payment for all the benefits provided under the Basic Coverage to the beneficiaries who have selected said HCO, as hereinafter defined.

CO-INSURANCE: Percentage based participation of the beneficiary on each loss or portion of the cost of receiving a service.

CONTRACT: The present contractual relationship between the ADMINISTRATION and the INSURER, and to which, 1) Law 72 of September 7, 1993, 2) the Request For Proposal, 3) the INSURER's Proposal documents, 4) the representations and assurances provided at the clarification meeting held on June 11, 2001 contained in the transcript of the meeting, and 5) all other certifications issued by the INSURER following said clarification meeting, are herein incorporated by reference. All of the five (5) preceding set of documents are integral parts of this contract.

CONTRACT TERM: Period of nine (9) consecutive months beginning on the date the contract is effective. The coverage shall end at the conclusion of the contract term, unless extended pursuant to Article XXVII.

CMS: Acronym for the Center of Medicare and Medicaid Services.

DEDUCTIBLE: A fixed amount that the beneficiary has to pay to the provider as part of the cost of receiving a health care service, as provided in ADDENDUM I of this contract.

ELECTIVE SURGERY: A surgical procedure that, even though medically necessary and prescribed by a physician, does not need to be performed immediately because no imminent risk to life, permanent damage of a vital organ or permanent impairment is present, and which therefore can be scheduled.

EMERGENCY MEDICAL CONDITION: (Prudent Layperson Standard) a medical condition presenting symptoms of sufficient severity that a person with average knowledge of health and medicine would reasonably expect the absence of immediate medical attention to result in (i) placing their health or the health of an unborn child in immediate jeopardy, (ii) serious impairment of bodily functions, or
(iii) serious dysfunction of any bodily organ or part.

ENCOUNTER: A contact between a patient and health professional during which a service is provided. An encounter form records selected identifying, diagnostic and related information describing an encounter.

FAMILY CONTRACT: The benefits provided to the following eligible beneficiaries;
1) principal subscriber; and 2) his or her spouse (legally married or common law); and 3)


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his or her children (legally, adopted, foster or step children) under 21 years old that depend on the principal subscriber for subsistence; and 4) individuals under 21 years of age who have no children and live in common law with one of the eligible children in the same household; and 5) his or her dependents, of any age, who are blind or permanently disabled and live in the same household. Female beneficiaries (except spouse) covered under family contract who become pregnant shall constitute a separate subscriber under an individual contract as of the first day of the month the pregnancy is diagnosed and reported to the INSURER.

HEALTH CARE ORGANIZATION/HCO: A health care entity supported by a network of providers and which is based on a managed care system and accessed through a primary care physician (gatekeeper). Said entity has contracted with the insurer to provide, in adequate facilities, the benefits provided for within the Basic Coverage or the Basic and Special Coverage of the health insurance contract. For the purpose of this contract the HCO will be identified by its descriptive name such as Primary Care Center, Physician Hospital Organization (PHO), Independent Practice Association (IPA), Primary Provider Group (PPG), or any other model. The INSURER is responsible for the availability of all necessary providers to cover both the basic and the special coverage.

HEALTH AREA/REGION: The SOUTH WEST Health Area/Region as defined by the ADMINISTRATION, composed of the municipalities of GUANICA, GUAYANILLA, PENUELAS, PONCE, AND YAUCO.

HIPAA: The Health Insurance Portability and Accountability Act is federal legislation (Public law 104-191) approved by Congress in August 21, 1996 regulating the continuity and portability of health plans, mandating the adoption and implementation of administrative simplification standards to prevent, fraud, abuse, improve health plan overall operations and guarantee the privacy and confidentiality of individually identifiable health information.

INDIVIDUAL CONTRACT: The benefits provided to eligible subscribers that are: 1) unmarried single adults without minor dependents; or 2) married adults whose spouse and/or dependents are not eligible for coverage under this program; or 3) Female beneficiaries (except spouse) covered under family contract who become pregnant as of the first day of the month the pregnancy is diagnosed and reported to the INSURER.

INDIVIDUAL PRACTICE ASSOCIATION (IPA): A managed care delivery model in which the INSURER contracts with a physician organization which, in turn, contracts with individual physicians. The IPA physicians practice in their own offices and continue to see their fee-for-service patients. This type of system combines prepayment with the traditional means of delivering health care, a physician office/private practice. For the purpose of this contract, an IPA will be considered a Health Care Organization (HCO).

INSURER: TRIPLE-S, INC., is a private entity which meets the definition of a managed care organization (MCO), previously known as a state defined HMO, has a


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comprehensive risk contract primarily for the purpose of providing health care services, making the services it provides accessible (in terms of timeliness, amount, duration and scope) as those services are to other Medicaid recipients within the Area/Region served by the entity and meets the solvency standards under the law as a state licensed risk-bearing entity.

MANAGED BEHAVIORAL HEALTH ORGANIZATION (MBHO): An entity constituted by Mental Health Participating Providers and organized with the purpose of negotiating contracts to provide mental health and substance abuse services.

MEDICARE: Federal health insurance program for people 65 or older, people of any age with permanent kidney failure, and certain disabled people according to Title XVIII of the Social Security Act. Medicare has two parts: Part A and Part
B. Part A is the hospital insurance that includes inpatient hospital care and certain follow up care. Part B is medical insurance that includes doctor services and many other medical services and items. A Medicare recipient is a person who has either Part A or Part A and B insurance.

MEDICARE BENEFICIARY: Any person who is a Medicare recipient of Part A or Part A and B and complies with the definition of beneficiary established in this article.

MEDICALLY NECESSARY SERVICES: shall mean services or supplies provided by an institution, physician, or other providers that are required to identify or treat a beneficiary's illness, disease, or injury and which are:

         a. Consistent with the symptoms or diagnosis and treatment of the enrollee's illness, disease, or injury; and

         b.       Appropriate with regard to standards of good medical practice;
                  and

         c. Not solely for the convenience of an enrollee, physician, institution or other provider; and

         d. The most appropriate supply or level of services which can safely be provided to the enrollee. When applied to the care of an inpatient, it further means that services for the enrollee's medical symptoms or condition require that the services cannot be safely provided to the enrollee as an outpatient; and

         e. When applied to enrollees under 21 years of age, services shall be provided in accordance with EPSDT requirements including federal regulations as described in 42 CFR Part 441, Subpart B, and the Omnibus Budget Reconciliation Act of 1989.

MENTAL HEALTH FACILITIES: Any premises (a) owned, leased, used or operated directly or indirectly by or for the Managed Behavioral Health Organization
(MBHO) or its affiliates for purposes related to this Agreement; or (b) maintained by a subcontractor or provider to provide mental health services on behalf of the Managed Behavioral Health Organization.


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MENTAL HEALTH CARVE-OUT: Specified psychiatric, behavioral, and substance abuse services covered under the Puerto Rico Health Insurance Plan provided through a contract with a separate entity.

NON-PARTICIPATING PROVIDER: All health care services providers that do not have a contract in effect with the INSURER. Said provider is barred from providing services under this contract.

PARTICIPATING PHYSICIAN: A doctor of medicine that is legally authorized to practice medicine and surgery within the Commonwealth of Puerto Rico and has a contract in effect with the INSURER.

PARTICIPATING PROVIDER: All health care services providers that have a contract in effect with the INSURER.

PERSON WITH AN OWNERSHIP OR CONTROL INTEREST: A person or corporation that: owns, directly or indirectly five percent (5%) or more of the insurer's capital or stock or receives five percent (5%) or more of its profits; has an interest in any mortgage, deed of trust, note, or other obligations secured in whole or in part by the insurer or by its property or assets, and that interest is equal to or exceeds five percent (5%) of the total property and assets of the insurer; or is an officer or director of the INSURER.

PHYSICIAN INCENTIVE PLAN: Any compensation arrangements between INSURER and physician or physician groups that may directly or indirectly have the effect of reducing or limiting services furnished to Medicaid recipients enrolled with the insurer.

PRE-AUTHORIZATION: A written or electronic approval by the INSURER to the beneficiary granting authorization for a benefit to be provided under the Special Coverage of the program. The beneficiary is responsible for obtaining the pre-authorization for coverage in order to receive covered benefits that require it. Failure to obtain pre-authorization precludes coverage. Notwithstanding the aforementioned, the INSURER has the option of not requiring pre-authorization for all services received within a particular HCO.

PREMIUM: The monthly amount that the ADMINISTRATION agrees to pay to the INSURER as a result of having assumed the financial risk for providing the benefits to the beneficiaries covered. Method of payment is referred to hereunder as per member per month (PMPM).

PRIMARY CARE PHYSICIAN (GATEKEEPER): A doctor of medicine legally authorized to practice medicine and surgery within the Commonwealth of Puerto Rico, who initially evaluates and provides treatment to beneficiaries. He/she is responsible for determining the services required by the beneficiaries, provides continuity of care, and refers the beneficiaries to specialized services if deemed medically necessary. Primary physicians will be considered those professionals accepted as such in the local


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and federal jurisdictions. The following are considered primary care physicians:
Pediatricians, Obstetrician/Gynecologist, Family Physicians, Internists and General Practitioners. Each female beneficiary with a pregnancy factor has to select an obstetrician-gynecologist as her primary care physician. Once the pregnant woman completes her maternity care period, she will be allowed to continue with her primary care physician.

PROVIDER: An individual or entity that is authorized under the laws of the Commonwealth of Puerto Rico to provide health care services.

PRICO: Acronym for the Puerto Rico Insurance Commissioner's Office, the state agency responsible for regulating, fiscalizing, and licensing insurance business in Puerto Rico.

SECOND MEDICAL OPINION: A consultation with a peer requested by the beneficiary, the HCO, a Participating Physician or the INSURER to assess the appropriateness of a previous recommendation for surgery or medical treatment.

SECONDARY or SPECIALTY PHYSICIAN: A physician such as a dermatologist, urologist or cardiologist, who provides professional services on a referral from a Primary Care Provider.

SUBSCRIBER: The beneficiary covered under the individual coverage of the plan or the principal beneficiary who grants eligibility to all those beneficiaries included under the family coverage.

SUPPORT PARTICIPATING PROVIDERS: Health care service providers who are needed to complement and provide support services to the Primary Care Physicians and who have a contract with the INSURER to provide said services. A referral from the Gatekeeper is necessary. The following will be considered support participating providers, among others: Pharmacies, Hospitals, Health Related Professionals, Clinical Laboratories, Radiological Facilities, Podiatrists, Optometrists, and all those participating providers that may be needed to provide services under the basic and special coverage considering the specific health problems of the Area/Region.

SUPPORT PARTICIPATING PHYSICIANS: Doctors of Medicine legally authorized to practice medicine and surgery within Puerto Rico who are needed to complement and provide support services to the Primary Care Physicians and who have a contract with the INSURER to provide said services. A referral from the Gatekeeper is necessary.

QUALITY IMPROVEMENT (QI): The ongoing process of responding to data gathered through quality monitoring efforts, in such a way as to improve the quality of health care delivered to individuals. This process necessarily involves follow-up studies of the measures taken to effect change in order to demonstrate that the desired change has occurred.


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UTILIZATION MANAGEMENT (UM): The process of evaluating necessity appropriateness and efficiency of healthcare services through the revision of information about hospital, service or procedure from patients and/or providers to determine whether it meets established guidelines and criteria approved by the MCO.

                         ORGANIZATION AND ADMINISTRATION

         INSURER must maintain the organizational and administrative capacity and capabilities to carry out all duties and responsibilities under this contract.

         INSURER must maintain assigned staff with the capacity and capability to provide all services to all Beneficiaries under this contract.

         INSURER must maintain an administrative office in the service area (local office). The local office must comply with the American with Disabilities Act (ADA) requirements for public buildings.

         INSURER must provide training and development programs to all assigned staff to ensure they know and understand the service requirements under this contract including the reporting requirements, the policies and procedures, cultural and linguistic requirements and the scope of services to be provided. The training and development plan must be submitted to THE ADMINISTRATION.

         INSURER must notify THE ADMINISTRATION immediately no later than 30 days after the effective date of this contract of any changes in its organizational chart as previously submitted to THE ADMINISTRATION.

         INSURER must notify THE ADMINISTRATION immediately within fifteen (15) working days of any change in regional or office managers. This information must be updated whenever there is a significant change in organizational structure or personnel.

                                   ARTICLE II
                           ELIGIBILITY AND ENROLLMENT

1. Eligibility shall be determined according to Article VI, Section 5 of Law 72 of September 7, 1993 and the federal laws and regulations governing eligibility requirements for the Medicaid Program.

2. The INSURER shall provide coverage for all the eligible beneficiaries as provided in the prior section.

3. The INSURER shall inform beneficiaries, who are also Medicare recipients with Part A or Part A and B, at the time of enrollment that if they choose to become beneficiaries under the contracted health insurance, the benefits provided under said contract will be accessed exclusively through the primary care physician. In this situation:


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         a)       bad debt reimbursement, as a result of non-payment of
                  deductibles and/or co-insurance, for covered Part A services and Part B services provided in hospital setting, other than physician services;

         b)       payment for covered Part A services;

         c) payment for Part B outpatient services provided in a hospital setting; and

         d) all covered Part B services, will continue to be recognized as a covered reimbursable Medicare Program cost. Medicare beneficiaries with either Part A or Part A and B can choose to access their Part A or Part B services from the Medicare's providers list except that in this case the INSURER will not cover the payment of any benefits provided through this contract.

4. The INSURER represents that neither the capitated amount paid to each HCO nor the fee for service amount paid to all providers includes payment for services covered under the Medicare Federal Program. The primary care physicians, the participating providers or any other physician contracted on a salary basis cannot receive duplicate payments for those beneficiaries that have Medicare Part A or Part B coverage. The INSURER further represents that it will audit and review its billing data to avoid duplicate payment with the Medicare Program. The INSURER shall report its findings to the ADMINISTRATION on a quarterly basis. The ADMINISTRATION will audit and review Medicare billing data for Part A or Part B payment for beneficiaries eligible to said Federal Program.

5. Co-insurance and deductible for Part B services provided on an outpatient basis to hospital clinics, other than physician services, will be considered as a covered bad debt reimbursement item under the Medicare program cost. In this instance, the INSURER will pay for the co-insurance and deductibles related to the physician services provided as a Part B service through the amount paid to the HCO.

6. The INSURER guarantees to maintain adequate services for the Health Area/Region for the prompt enrollment of all eligible beneficiaries on a daily basis and in the order of their application. The INSURER shall maintain sufficient facilities within the Area/Region as needed. The subscriber shall be responsible for visiting the designated facility in order to complete all requirements towards enrollment. The INSURER shall enroll the beneficiary(ies) and issue the official identification card(s) on the same day that the subscriber completes the enrollment requirements. Initial orientation and enrollment will be conducted pursuant to the Instructions to Insurers for Implementation of Orientation and Subscription Process contained in ADDENDUM II.

         The INSURER shall be responsible to provide the subscriber with specific information allowing for the prompt and reliable enrollment of all eligible individuals.


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7.       The ADMINISTRATION shall notify the INSURER on a daily basis of all beneficiaries who have become eligible, as well as those who have ceased to be eligible. The INSURER shall guarantee the maintenance, functionality, and reliability of all necessary systems to allow enrollment or disenrollment of subscribers.

8. The beneficiary becomes eligible for enrollment as of the date specified in the ADMINISTRATION's notification to the INSURER.

9. The beneficiary ceases to be eligible as of the disenrollment date specified in the ADMINISTRATION's notification to the INSURER. If the ADMINISTRATION notifies the INSURER that the beneficiary ceased to be eligible on or before the last working day of the month in which eligibility ceases, the disenrollment will be effective on the first day of the following month. Disenrollment will be effected exclusively by a notification issued by the ADMINISTRATION.

10. If, following disenrollment, a beneficiary's contract is reinstated and the beneficiary is re-enrolled on the same month of disenrollment, the contract will be reinstated as of the date of re-enrollment and the ADMINISTRATION will pay premiums on a pro-rata basis for that month.

11. The INSURER agrees to maintain active enrollment for those beneficiaries reported eligible by the ADMINISTRATION. Notification of eligible persons will be made through electronic transmissions or machine readable media. The ADMINISTRATION will forward this data to the INSURER in the format agreed by both parties in accordance with the Daily Update/Carrier Eligibility File Format as required in the RFP.

12. Coverage under the plan shall begin the day that the enrollment process has been completed. The INSURER will guarantee that it will be ready to notify the ADMINISTRATION of all newly enrolled beneficiaries through electronic or magnetic media on a daily basis upon the Administration's request. This notification will include all new beneficiaries as of the day before the notification is issued and will be sent to the ADMINISTRATION no later than the following working day after the enrollment process has been completed. Premiums shall be paid on a pro-rata basis as of the date that the enrollment process was completed and the official identification card has been issued, to the end of the month, as specified in the INSURER's notification to the ADMINISTRATION. Premium payments, if applicable, for newborn of beneficiaries will accrue as of the date of birth of the child in the event that the enrollment process of said new beneficiary is completed. Premium payments shall be paid retroactively to the INSURER upon enrollment of the newborn. The insurer will pay the providers for the services rendered to that newborn. Nevertheless the newborn will be considered an insured beneficiary under his mother's coverage during the neonatal period, thirty (30) days.


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

13. In case that an individual has been certified as eligible by the Department of Health but has not completed the enrollment process, and he/she or his/her dependents need emergency services, the ADMINISTRATION shall verify the eligibility status of the individual. If the individual is eligible as a beneficiary, emergency services will be provided as if the individual is a beneficiary and arrangements for the issuance of the identification card will be made immediately after the notification of eligibility is made by the ADMINISTRATION to the INSURER. The premium in this instance will be paid to the INSURER on a prorata basis from the moment the emergency services needed are provided or the identification card is issued, whichever is first. For the purpose of this situation, the enrollment process is the process that commences at the time that the ADMINISTRATION gives notice to the INSURER of the beneficiaries eligibility status, and results in a letter to said beneficiary establishing the date and location for the completion of the enrollment documents and selection of the HCO. Said process ends when the beneficiary has selected an HCO from those available in the Health Area/Region and has received an identification card.

         Nothing provided in this section is intended to affect a provider's obligation to screen and stabilize an individual arriving at its facilities for emergency treatment as defined by EMTALA and the applicable Commonwealth laws.

14. Coverage shall end effective on the date of disenrollment. Premiums will be paid until the effective date of disenrollment. In the event of disenrollment while the beneficiary is an inpatient of a hospital on the last day of the month of coverage, and continues to be an inpatient of a hospital during the month following his disenrollment, the ADMINISTRATION will cover the payment of the premium for that following month. If the beneficiary remains hospitalized in subsequent months, the conversion clause will apply for the months after the one being paid by the ADMINISTRATION it being the INSURER's responsibility to assure that premiums are paid. Disenrollment will be effected exclusively by a notification issued by the ADMINISTRATION.

15. The INSURER shall not in any way discriminate nor terminate coverage of any beneficiary(ies) for reasons due to adverse change in recipient's health, or based on expectations that an enrollee will require high cost care, or need of health services, or any reason whatsoever, except for non-payment of premiums or fraudulent use of benefits or participation of fraudulent acts, after prior notification and consultation with the ADMINISTRATION.

16.      The INSURER agrees to maintain an Enrollment Data Base which:

         a)       includes each subscriber and all beneficiaries;

         b) contains for each subscriber and beneficiary the information technically defined in the (Carrier Response Billing File/Carrier Eligibility File) formats required in RFP.


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
 17. The INSURER will secure on the date of enrollment a signed statement from the subscriber authorizing the Federal Government, the INSURER, the ADMINISTRATION and/or their designees to review the medical record of the subscriber and other beneficiaries, in order to determine quality, appropriateness, timeliness and cost of services performed under this contract. The terms, content and specifications of said authorization shall be consistent with the standards set forth in 45 CFR 164.508 et seq., part of the regulations of the Health Insurance Portability and Accountability Act.

18. All individually identified information of services related to beneficiaries which is obtained by the INSURER shall be confidential and shall be used or disclosed by the INSURER, the HCO and/or its participating providers only for purposes directly connected with performance of all obligations contained in this contract. Medical records and management information data concerning any beneficiary enrolled pursuant to this contract shall be confidential and shall be disclosed within the INSURER's organization or to other persons, as authorized by the ADMINISTRATION, only as necessary to provide medical care and quality, peer or grievance review of such medical care under the terms of this contract and in coordination with the mental health carve-out contract subscribed by ASSMCA. The confidentiality provisions herein contained shall survive the termination of this contract and shall bind the INSURER, its HCOs and the INSURER's participating providers as long as they maintain any individually identifiable information relating to beneficiaries as provided in the implementation of the HIPAA regulation schedule to be set forth by the Federal Government, 45 CFR 164.102 et. seq. Any request for information which is made by third parties not related to this contract will be forwarded to the ADMINISTRATION for consideration, review and decision as to the pertinence of the request and the authorization for disclosure.

         Nothing in this section shall limit or affect the ADMINISTRATION's, the INSURER and/or providers obligations regarding protected individually identifiable health information as provided in 45 CFR 164.102 et seq. (HIPAA) regulations.

         Disclosure of individually identifiable health information to any business associate as defined in 45 CFR 164.504(e) of the HIPAA regulations by the INSURER shall entail the legal obligations set forth therein.

19. The INSURER agrees to notify the ADMINISTRATION immediately of any change in the place of residence of the subscriber, insofar as the subscriber makes the change known to the INSURER. Address changes will be forwarded through electronic and/or machine-readable media as referred in paragraph sixteen.

20. The INSURER agrees to implement a program whereby eligible beneficiaries are properly advised of the date of termination of their eligibility so as to assure that they complete the recertification process prior to said date. Said program should provide for an initial notice of the termination date at least ninety (90) days prior to the effective date of the eligibility termination.

21. The INSURER hereby commits to comply with the electronic transactions, security and privacy requirements of the HIPAA regulations as provided in 45CFR 160 and 142 et seg. within the implementation dates set forth therein or by subsequent regulations schedule.

22.      DISENROLLMENT
         The INSURER has a limited right to request a beneficiary be disenrolled from INSURER without the beneficiary's consent. THE ADMINISTRATION must approve any INSURER request for disenrolling a beneficiary for cause.

         Disenrollment of a beneficiary may be permitted under the following circumstances:

         (a) Beneficiary misuses or loans its membership card to another person to obtain services.

         (b) Beneficiary is disruptive, unruly, threatening or uncooperative to the extent that beneficiary's membership seriously impairs INSURER's or provider's ability to provide services to beneficiaries or to obtain new beneficiaries, and beneficiary's behavior is not caused by a physical or other mental health condition.

The INSURER must take reasonable measures to improve a beneficiary's behavior prior to requesting disenrollment and must notify beneficiary of its intent to disenroll. Reasonable measure may include providing education and counseling regarding the offensive acts or behavior.

INSURER must notify the beneficiary of the INSURER's decision to disenroll after reasonable measures have failed to remedy the problem.

If the beneficiary disagrees with the decision to disenroll the beneficiary from INSURER, INSURER MUST notify the beneficiary of the availability of the complaint of Grievance Procedure and THE ADMINISTRATION's Fair Hearing process.

If the beneficiary disagrees with the decision to disenroll, INSURER must notify the Beneficiary of the availability of the complaint procedure and compliance with Fair Hearing Process, or as provided by Law 72 of September 7, 1993, as amended.

                                   ARTICLE III
                                 RIGHT TO CHOOSE

1. Each principal subscriber shall have the right to select an HCO from those available in the health Area/Region which at no time will be less than two (2) HCOs at each municipality, one of which has to be a privatized or non-privatized government or municipal facility if available, and subject to compliance with INSURER's requirements for HCO's. The selection of the HCO or primary care physician will be made by the beneficiaries at the insurance regional offices.

         The right of beneficiaries to transfer or change from an HCO shall be made at any time without cause during the first 90 days following the date of the beneficiary's initial enrollment or the date of enrollment notice is sent, whichever is later, and at most once every twelve (12) months thereafter, and for any of the causes of disenrollment set forth on 42 CFR 438.56 at any time.

2. Each HCO will have available at least one of each specialist considered a primary care physician and shall meet the specification of the ratio specified in Article VI, and will have a sufficient number of primary care physicians to provide health care services to all beneficiaries according to the ratio specified in Article VI. Furthermore, the INSURER will provide to each HCO a network with a sufficient number of participating providers to render all services included under the basic, special and dental coverage to beneficiaries pursuant to the ratio specified in Article VI.

3. The beneficiary shall have the right to choose his or her primary care physician from those available within the HCO selected by the principal subscriber. Said right also encompasses the change of the selected primary physician at any time by making the proper administrative arrangements within the HCO in conformity with the HCO's established policy. The selected primary care physician or the substitute on-duty primary care physician within the HCO must be available on a 24 hour basis for emergencies and/or telephone consultations. Each HCO must have available all of the primary care physicians (family physicians, internists, general practitioners, pediatricians and obstetrician-gynecologist) subject to waivers in case of unavailability of a specific provider.

4. A primary care physician can only act as such in only one (1) municipality within the Health Area/Region subject of this contract and must be available to attend the health care needs of the beneficiary on a twenty four (24) hour basis, seven (7) days a week.

5. A primary care physician can only act as such in only one (1) HCO within the Health Area/Region subject of this contract and must be available to attend the health care needs of the beneficiary on a twenty four (24) hour basis, seven (7) days a week.

6. Each female beneficiary may select (i) primary care physician, or (ii) primary care physician and obstetrician-gynecologist as her primary care physician. If the female is pregnant, the obstetrician-gynecologist automatically will become the primary care physician; if one is not previously selected, she will then have to choose an obstetrician-gynecologist as her primary care physician. Once the pregnant woman completes her maternity care period, she will be allowed to continue with her original primary care physician.

7.       Any subscriber may change the selected HCO subject to the provisions of
         Section I, above. If the request for an HCO change is filed with the INSURER on or before the fifth day of each month the change of HCO will become effective on the first day of the next month. If the change is filed after the fifth day of the month, the change in HCO will be effective on the first day of the second succeeding month. Selection guidelines are contemplated in Article VI, paragraph 3 of this contract.

8. The beneficiary shall have the right to choose the provider to be referred to from those participating providers within the HCO's network that are under contract with the INSURER's for benefits covered under the Basic and Special Coverage.

9. Dental services will be provided through the INSURER's network of dentists for the health insurance services contracted. Each subscriber will have the right to select a dentist within the INSURER's network to receive dental services. The accepted dentist/beneficiary ratio is one
         (1) dentist for each one thousand three hundred fifty (1,350) beneficiaries.

10. In the event that HCOs under 330 Projects of the Rural Health Initiative have contracts with specialists, support participating providers, or support participating physicians, either on a fee-for-service basis or on a salary basis, the INSURER will be responsible for gathering and reporting all required data including the payment of services described in Article VII, Section five (5), Article XV, sections four (4) and eight (8), and the Record of Service File Layout formats as required in the RFP.

11. The INSURER will provide to each principal subscriber a complete list of all participating physicians and participating providers, with addresses and specialties or health related services offered, in order to allow the beneficiary to choose among them.

12. The beneficiary shall also have the right to choose the pharmacy according to applicable PBM guidelines established by the ADMINISTRATION and any other participating providers among those contracted by the ADMINISTRATION for basic and/or special coverage services, said guidelines to become effective sixty (60) days after notice to INSURER. The ADMINISTRATION will determine the acceptable pharmacy/beneficiary ratio in order to assure access to the pharmacy benefits. The right to choose requires the availability of sufficient number of pharmacies in each municipality of residence of the beneficiaries.

13. The INSURER will develop and effectively disseminate an education and orientation program in order to insure that all eligible beneficiaries are aware of their rights under this contract, including their right to choose physicians and providers. The ADMINISTRATION reserves the right to make changes, modifications and recommendations to said program in coordination and agreement with the INSURER. This program shall be subject to approval by the ADMINISTRATION prior to its implementation and in compliance with the marketing guidelines and prohibitions referred in Article IX.

14. Notwithstanding the foregoing, the ADMINISTRATION shall preserve the right in coordination with INSURER, to expand, limit or otherwise amend the provision of services as provided for herein and/or to negotiate in coordination with the INSURER, cost saving and efficiency improvement measures. In those cases in which the ADMINISTRATION acts on its own, changes to the provision of services shall be notified to the INSURER no later than 30 days prior to implementation. Said modifications will take place after consultation and cost negotiation with the INSURER.

                                   ARTICLE IV
                                 SECONDARY PAYOR

1. The INSURER shall be a secondary payor to any other party liable in any claim for services to a beneficiary, including but not limited to: the INSURER itself, Medicare, other insurers or health maintenance organizations, non-profit INSURER's operating under law 152 approved May 9, 1942 as amended, Asociacion de Maestros de Puerto Rico, medical plans sponsored by employee organizations, labor unions, and any other entity that results liable for the benefits claimed against the INSURER for coverage to beneficiaries.

2. It shall be the responsibility of the INSURER to ascertain that the aforementioned provisions of Law 72 of September 7, 1993 are enforced and that the INSURER acts as secondary payor to any other medical insurance.

3. The ADMINISTRATION and the INSURER will cooperate in the exchange of third parties health insurance benefits information. To this effect the INSURER will comply fully with the Carta Normativa Numero N-E-5-95-98 issued by the Office of the Insurance Commissioner of Puerto Rico and the HIPAA regulations provisions cited elsewhere in this contract.

4. The INSURER will make diligent efforts to determine if beneficiaries have third party coverage and will attempt to utilize such coverage when applicable. The INSURER, will be permitted to retain 100% of the collections from subrogation. The plan's experience will be credited with the amount collected from said primary payor.

5. The INSURER must report quarterly to the ADMINISTRATION the amounts collected from third parties for health services provided. Said reports must provide a detailed description of the beneficiary's name, contract number, third party payor name and address, date of service, diagnosis and provider's name and address and identification number.

6. The INSURER must report quarterly to the ADMINISTRATION the amounts collected from third parties for health services provided according with standard format to be adopted by the ADMINISTRATION. Said reports must provide a detailed description of the beneficiary's name, contract number, third party payor name and address, date of service, diagnosis and provider's name and address and identification number.

7. The INSURER shall develop specific procedures for the exchange of information, collections and reporting of other primary payor sources and is required to verify its own eligibility files for information on whether or not the beneficiary has private health insurance within the INSURER.

8. The INSURER must implement and execute, an effective and diligent mechanism in order to assure the collection from primary payors of all benefits covered under this contract. Said program, mechanisms and method of implementation shall be reported to the ADMINISTRATION as of the first date of the effectiveness of this contract.

9. Failure of the INSURER to comply with this Article may, at the discretion of the ADMINISTRATION, be cause for the application of the provisions under Article XXXIII.

                                    ARTICLE V
                                   EMERGENCIES

1. In cases of emergency or immediate need of medical care within the Commonwealth of Puerto Rico, the INSURER will be responsible for the payment of emergency service provided to beneficiaries when the emergency or immediate need of medical care occurs within its network or outside of its network or the geographical Area/Region of the selected HCO's emergency care facility. Such services must be paid by the INSURER regardless of whether the entity that furnishes the service has contracted with the INSURER and no prior authorization shall be required by the INSURER for the provision of emergency services. The INSURER will assume the payment of the medical screening examinations or other medically necessary emergency services, whether or not the patients meets the prudent layperson standard, in the event that the beneficiary's PCP or any INSURER representative or provider instructs them to seek emergency care within or out of its network area/region.

         Such services shall consist of whatever is necessary to stabilize the patient's condition, unless the expected medical benefits of a transfer outweigh the risk of not undertaking the transfer, and the transfer conforms with all applicable requirements. The stabilization services includes all treatment that may be necessary to assure within reasonable medical probability, that no material deterioration of the patients condition is likely to result from or occur during discharge of the patient or transfer of patient to another facility.

         In the event of a disagreement with the provider concerning whether a patient is stable enough in order to be discharged or transferred or whether the medical benefits outweight the risk, the judgement of the attending physician caring for the enrollee will prevail and oblige the INSURER. Such services shall be provided in such a manner as to allow the subscriber to be stable for discharge or transfer as defined by EMTALA, in order to safely return the subscriber to the corresponding HCO, or to an appropriate participating provider for continuation of treatment.

2. Since emergency care is of utmost concern to the ADMINISTRATION, the INSURER shall require that adequate ambulance transportation and emergency medical care are available. Each municipality shall have access to an emergency care system composed of ground, air and maritime ambulance transportation as necessary, and emergency medical care.

3. Ambulance transportation and emergency care will be subject to periodic reviews by applicable governmental agencies to ensure the highest quality of services.

4. All participating providers shall provide immediate emergency care services to beneficiaries when requested.

5. Emergency care services as well as ambulance transportation services shall exist in each municipality comprising the health area/region, 24 hours a day, and 365 days yearly, operated by an HCO, or by other participating providers.

6. The INSURER and each HCO is required to provide access to emergency care and ambulance transportation services within their own facilities, through their contracted, participating providers or through contract with third parties that guarantee said emergency care and ambulance transportation twenty four (24) hours a day, seven (7) days a week.

7. The INSURER will assure that each HCO makes the necessary arrangements to have readily available ambulance services in good mechanical condition and properly equipped, in order to assure a prompt and effective ambulance transportation service.

8. The INSURER or the HCO will establish Urgent Care Centers within the Health Area/Region. These include physician offices and clinics with extended hours.

         These Urgent Care Centers may complement emergency care services but at no time will they substitute the requirement to have emergency care services and ambulance transportation available at each municipality 24 hours a day, 7 days a week and 365 days yearly.

9. The INSURER will provide beneficiaries access to a 24-hour-a-day toll-free hotline with licensed qualified professionals to help beneficiaries with questions about particular medical conditions and to guide them to appropriate facilities (emergency rooms, urgent care centers, among others). Notwithstanding, the aforementioned statement, the beneficiary will have the right to choose to attend an emergency room if he believes his condition is an emergency medical condition, as defined in this contract, without prior need of authorization or certification.

                                   ARTICLE VI
                               ACCESS TO BENEFITS

1. The INSURER will contract all available private providers that meet its credentialing process and agree to its contractual terms, in order to assure sufficient participating providers, to satisfy the demand of covered services by the beneficiaries enrolled in the program. The physician/beneficiary ratio accepted is one (1) primary care physician for each eight hundred and fifty (850) beneficiaries; one (1) specialist (not primary care) for each one thousand one hundred (1,100) beneficiaries; and, one (1) physician (all) for each eight hundred
         (800) beneficiaries. These ratio does not take into account the expected mix between private patients and beneficiaries which could increase the physicians capacity to 1:1,700 for primary care physicians; 1:2,200 for specialists and 1:1,600 for all physicians. In the event that the HCOs provides services only to beneficiaries under this contract, the physician/beneficiary ratio will be the same to that applicable when there is a mix between private patients and beneficiaries. The INSURER will assure compliance with said physician/beneficiary ratio.

2. The INSURER shall be responsible to contract all the necessary health care services and participating providers to insure that all the benefits covered under the Basic, Dental and Special Coverage of the plan are rendered, through the INSURER's participating providers with the timeliness, amount, duration and scope as those services are rendered to non-enrolled Medicaid recipients within the area/region served.

3. Every subscriber shall be able to select from at least two (2) HCOs with sufficient enrollment capacity in his or her municipality, one of which will be a privatized government facility, if available and subject to compliance with INSURER's requirements for HCOs. Each subscriber shall also be able to choose a HCO outside his or her municipality of domicile as provided for in Article III, paragraph 1 of this contract.

4. A primary care physician can only act as such in only one (1) municipality within the Health Area/Region subject of this contract and must be available to attend the health care needs of the beneficiary on a twenty four (24) hour basis, seven (7) days a week.

5. Contracts between the INSURER and HCOs and between the INSURER and its participating providers shall be independent contracts specifically designed to cover all terms and conditions contained in this contract. Coverage afforded to beneficiaries under this contract constitutes a direct obligation on the part of the INSURER's participating providers to comply with all terms and conditions contained herein.

6. HCO enrollment shall be conditioned on the availability of adequate health care services. It shall be the INSURER's responsibility to maintain a constant assessment of the enrollment capacity of each HCO. Adequate health care services will be those determined acceptable under the ADMINISTRATION's Compliance Evaluation Program as outlined in
         Article XVII of this contract.

7. That INSURER shall be responsible for communicating to its participating providers the public policy that prohibits provider inquiries with the purpose of determining if the beneficiary is subject to the benefits provided under Law 72 of September 7, 1993.

8. The INSURER is responsible for the development and maintenance of an adequate system for referrals of health services under this contract. It shall audit all systems and processes related to referrals of services that the HCO'S or participating providers implement. In no way the INSURER, HCO'S or any provider's Referral Committee may interfere, prohibit, or restrict any health care professional's advice within their scope of practice. The referral system must be approved by the Administration.

9. All referral systems must comply with timeframes established in paragraph (23). If the system developed by the INSURER is by electronic means, it must be installed at all primary care offices. It is unacceptable to force the beneficiary to move to another facility to obtain referrals.

10. The INSURER assures the ADMINISTRATION that no HCO'S or participating providers will impose limit quotas or restrain services to subcontracted providers for the services medically needed (e.g. laboratory, pharmacies, or other services).

11. The INSURER shall expedite access to benefits of beneficiaries diagnosed with conditions under the Special Coverage. The identification of these beneficiaries will allow rapid access of the medical services covered under our Special Coverage.

12. Any denial, unreasonable delay or rationing of services to the beneficiaries is expressly prohibited. The INSURER shall require strict compliance with this prohibition by its participating providers or any other entity related to the rendering of medical care services to the beneficiaries. Any action in violation of this prohibition shall be subject to the provisions of Article VI, Section 6 of Law 72 of September 7, 1993. Furthermore, the INSURER shall be responsible for posting information at every HCO, addressed to the beneficiaries, stating the policy that prohibits denying, unreasonably delaying or rationing services by participating providers or any other entity related to the rendering of medical care services to the beneficiaries, and providing information on procedures for filing a grievance on the subject. The INSURER shall notify the HCOs and participating providers that they must comply with the policy that prohibits the denial, the unreasonable delay or the rationing of services by participating providers or any other entity rendering medical services to beneficiaries, and further that they must provide information on procedures for filing a grievance. The INSURER shall comply with the performance measures established and scheduled by the ADMINISTRATION.

13. The INSURER will ensure that HCOs and participating providers have a mix of patients distributed between private and eligible beneficiaries so as to avoid any possibility of discrimination by reason of medical indigence, whenever feasible.

14. No participating provider, or its agents, may deny a beneficiary access to medically necessary health care services, except for the reasons specified in Article VI, section 6 of Law 72 of September 7, 1993.

15. The INSURER is responsible for having an adequate number of participating physicians and providers to supply all the benefits offered in the Basic, Dental and the Special Coverage of the contracted health insurance. The benefits under the Basic, Special and Dental coverage will be provided to the beneficiaries at the location of the participating providers.

16. The INSURER is responsible to have available all participating providers needed in order to render all the medically necessary services required to provide the beneficiaries with the benefits included in the Basic, Dental and Special Coverage of the contracted health insurance as specified in ADDENDUM I of this contract.

17. The INSURER agrees to require compliance by all participating physicians and providers with all provisions contained in this contract.

18. The INSURER has a continuous legal responsibility toward the ADMINISTRATION to assure that all activities under this contract are carried out. INSURER will use its best efforts to prevent unauthorized actions by HCOs or participating providers. INSURER will take appropriate measures to ensure that all activities under this Contract are carried out. Failure to properly discharge the obligation to assure, by all means necessary and appropriate, full compliance with said activities, shall result in the termination of this contract as provided in Article XXXIII hereof.

19. Pursuant to the Health Reform Concept of 1993, the INSURER shall contract as participating providers those Commonwealth owned facilities that have been privatized in the Health Area/Region by virtue of Laws 103 of July 12, 1985, and 190 of September 5, 1996, the 330 and 339
         Projects of the Rural Health Initiatives, those State owned facilities not privatized, as well as the privatized or non privatized municipally owned facilities in the different areas/regions and regions which will complement access to covered medical services, subject to its credentialing requirements and contractual terms.

20. The INSURER assures the ADMINISTRATION that physician and providers of services under this contract will provide the full range medical counseling that is appropriate for beneficiaries condition. In no way the INSURER or any of its contractors may interfere, prohibit, or restrict any health care professional's advice within their scope of practice, regardless of whether a care or treatment is covered under the contract.

21. The INSURER assures the ADMINISTRATION that its Physician Incentive Plan does not in any way compensate directly or indirectly physicians, individual physicians, group of physicians or subcontractors as an inducement to reduce or limit medically necessary services furnished to individual enrollee and that it meets the stop-loss protection and enrollee survey and disclosure requirements under the Social Security Act. The INSURER shall ensure that at the intermediate level all physician providers groups are afforded with adequate stop-loss protection within the required thresholds under the Medicaid Program regulations.

22. If the Insurer's Physician Incentive Plan in any respect places physicians at substantial financial risk, INSURER assures that adequate stop-loss insurance will be maintained to protect physicians from loss beyond the risk thresholds established under sections 42CFR 422.208. In the event, INSURER places physicians at substantial risk it shall conduct enrollee/disenrollee surveys not later than one year after the effective date of the contract and at least annually thereafter.

23. Timeframes for Access Requirements. INSURER must have sufficient network of providers and must establish procedures to ensure beneficiaries have access to routine, urgent, and emergency services; telephone appointments; advice and Beneficiaries service lines. These services must be accessible to beneficiaries within the following timeframes:

         -        Urgent Care within 24 hours of request;

         -        Routine care within 2 weeks of request;

         - Physical/Wellness Exams for adults must be provided within 8 to 10 weeks of the request;

         - Referrals: Appointments of referrals must be delivered and notified to beneficiaries within five (5) days from the date prescribed by the provider.

24. INSURER must establish policies and procedures to ensure access to EPSDT Checkups be provided within ninety (90) days of new enrollment, except that newborn beneficiaries should be seen within two (2) weeks of enrollment, and that in all cases, and for all beneficiaries such policies and procedures be consistent with the American Academy of Pediatrics and EPSDT periodicity schedule which is based on the American Academy of Pediatrics schedule and the guidelines established by the ADMINISTRATION. The INSURER must advice the beneficiary of his right to have a checkup.

                                   ARTICLE VII
              CONTRACTS WITH HCOS AND ALL PARTICIPATING PROVIDERS

1. All services necessary to provide beneficiaries the benefits of the Basic, Special and Dental Coverage shall be contracted in writing with all participating providers. The INSURER will ensure that all provisions and requirements contained in this contract are properly included in the contracts with the HCOs and with all participating providers and that they are carried out by said HCOs and participating providers. Such provisions and requirements made part of these contracts will be properly notified to the ADMINISTRATION. Coverage afforded to beneficiaries under this contract constitutes a direct obligation on the part of the INSURER's participating providers to comply with all terms and conditions contained herein.

2. The INSURER may not discriminate with respect to participation, reimbursement or indemnification as to any provider who is acting within the scope of the provider's license or certification under applicable Commonwealth.

3. The INSURER agrees to draft, execute and enforce a specific contract between the INSURER and the HCO and between the INSURER and its participating providers that will include all applicable provisions contained in this contract. The INSURER will insure that said applicable provisions are properly complied with by the HCOs and its network of participating providers.

         To this effect, the Insurer also agrees to certify or attest that none of his contractors, subcontractors or providers of services: (1) consults, employs or procures services from any individual that has been debarred or suspended from any federal agency; or (2) has a director, partner or employee with a beneficial ownership of more than a 5% on their organization's equity who has been debarred or suspended by any federal agency, or (3) procures self-referral of services to any provider in which it may have directly or indirectly any economic or proprietary interest.

         The INSURER will certify and attest that it has provided all HCOs, complete written instructions describing procedures to be used for the compliance with all duties and obligations arising under this contract. These instructions will include the following information: provider selection by beneficiaries, covered services, reporting requirements, record-keeping requirements, grievance procedures, deductibles and co-payment amounts, confidentiality, and prohibitions against denial or rationing of services. Copy of these instructions will be submitted to the ADMINISTRATION, who reserves the right to request modifications or amendments to said instructions following consultation with the INSURER.

4. The INSURER agrees to incorporate in its contracts with HCOs and in those between the INSURER and its participating providers, the following provisions, among others, contained in this contract:

         a. A payment time schedule to pay the HCOs for services rendered and for payment for services rendered by the participating providers to the HCOs, the schedules will not exceed the time limitation standards required by the Administration under this contract to assure prompt payments of sums due to providers.

         b. A warranty by the HCO insuring that the method and system used to pay for the services rendered by the HCO's network of participating providers are reasonable and that the negotiated terms do not jeopardize or infringe upon the quality of the services provided.

         c. A procedure that establishes how the HCO's network of participating providers can recover from the INSURER monies owed for services rendered and not paid by the HCO, after the HCO's participating provider has demanded payment from the HCO.

         d. That payments received for services rendered under the health insurance plan shall constitute full and complete payment except for: (i) the deductibles contained in ADDENDUM I of this contract, and (ii) that the benefits or services rendered is not covered. The INSURER will insure compliance with
                  Article XVIII, paragraphs (6) and (7) of this contract.

         e. a release clause authorizing access by the ADMINISTRATION to the participating providers' Medicare billing data for beneficiaries covered by this contract who are also Part A and Part A and B Medicare beneficiaries, provided that such access is authorized by CMS and other related statutory or regulatory provisions thereof. Access by the ADMINISTRATION shall be at all times subject to all HIPAA regulations requirements mentioned elsewhere in this contract.

         f. That INSURER will cover the payment of Medicare Part B deductibles and co-insurance for services received by a beneficiary under Medicare Part B, accessed through the HCO's primary care provider, with primary care physician's authorization their network of participating providers and the participating providers of the INSURER for the basic and/or special coverage.

         g. Co-insurance and deductible for Part B services provided on an outpatient basis to hospital clinics and other institutional care providers, other than physician services, will be considered as a covered bad debt reimbursement item under the Medicare program cost. In this instance, the INSURER will pay for the co-insurance and deductibles related to the physician services provided as a Part B service.

         h. That the only Part A deductible and co-insurance, and Part B deductible and co-insurance for outpatient services provided in a hospital clinic and other institutional care providers, other that physician services, will be the one billed to Medicare as bad debt. No other amount will be charged to these beneficiaries. The INSURER will neither cover the payment of Medicare Part A deductibles and co-insurance for services received by a beneficiary under Medicare Part A nor the Part B deductible and co-insurance for services provided in hospital clinics, other than physician services. The INSURER will cover the deductibles and co-insurances of all Part B services including Part B deductibles and co-insurance for physician services provided in an outpatient basis to hospital clinics.

         i. That coverage afforded to beneficiaries under this contract constitutes a direct obligation on the part of the INSURER's participating providers to comply with all terms and conditions contained herein.

         j. The INSURER will establish directives for psychotropic prescription dispatchment by providers in accordance with the applicable agreement with the pharmacy benefit managers (PBM). The ADMINISTRATION is evaluating an alternative arrangement for pharmacy benefit management, (PBM), which if agreeable to the parties will be implemented according to Article XXXII of this Contract.

5. The INSURER agrees to provide to the ADMINISTRATION a detailed description of the payment methodology used to pay for services rendered by the HCOs, HCO's network of providers (primary care physicians and other providers), and other participating providers. Said description of the payment methodology will also address the methodology used by the HCOs in the distribution within their own group of the capitation payments, fee for services or other basis for payment of services to providers servicing said HCOs. The INSURER will submit to the ADMINISTRATION a monthly report detailing all payments made to the HCO, HCO's network of participating providers and to the INSURER's participating providers classified by specialty.

6. The INSURER represents that neither the premium or the capitated payments or capitated payments with a fee-for-service component for services, made to

         HCOs, to HCO's network of participating providers, as well as to the INSURER's participating providers, include payment of services covered under the Medicare Federal Program.

7. As part of the terms and conditions contained in the contracts with participating providers, the INSURER will include in those with privatized government facilities (to include those under management contract, that have been sold or are under lease), a provision that will authorize the INSURER upon the written request of the Department of Health, to withhold a determined amount from the monthly payments to said participating providers for services rendered under this contract. Said amount will be determined by the Department of Health on the basis of the payments contractually agreed to between the Department of Health of the Commonwealth of Puerto Rico and said participating providers on account of the management fee, sale price or lease fee, as well as 50% of the employees' payroll which the participating providers are required to reimburse the Department of Health. The INSURER will remit said withheld amounts directly to the Department of Health.

8. The INSURER shall provide all reasonable means necessary to ensure that the contracting practices between its participating HCO and providers are in compliance with federal anti-fraud provisions and particularly, in conformity with the limitations and prohibitions of the False Claims Act, the Anti-kickback statute and regulations and Stark II Law and regulations prohibiting self-referral to designated medical services by participating medical providers.

9. To the extent feasible within INSURER'S existing claims processing systems, INSURER should have a single or central address to which providers must submit claims. If a central processing center is not possible within INSURER's existing claims processing system, INSURER must provide each network provider a complete list of all entities to whom the providers must submit claims for processing and/or adjudication. The list must include the name of the entity, the address to which claims must be sent, explanation for determination of the correct claims payer based on services rendered, and a phone number the provider may call to make claims inquiries. INSURER must notify providers in writing of any changes in the claims filing list at least 30 days prior to effective date of change. If INSURER is unable to provide 30 days notice, providers must be given a 30-day extension on their claims filing deadline to ensure claims are routed to correct processing center.

10. The Administration and the Department of Health Medicaid Fraud Control Unit must be allowed to conduct private interviews of providers and the providers' employees, contractors, and patients. Requests for information must be complied with, in the form and language requested. Providers and their employees and contractors must cooperate fully in making themselves available in person for interviews, consultation, grand jury proceedings, pre-trial conference, hearings, trial and in any other process, including investigations.

11.      PROVIDER MANUAL AND PROVIDER TRAINING

         INSURER must prepare and issue a Provider Manual(s), including any necessary specialty manuals to the providers in the INSURER network and to newly contracted providers in the INSURER network within five (5) working days from inclusion of the provider into the network. The Provider Manual must contain sections relating to special requirements.

         INSURER must provide training to all network providers and their staff regarding the requirements of THE ADMINISTRATION/INSURER contract and special needs of beneficiaries under this contract.

         INSURER training for all providers must be completed no later than 30 days after placing a newly contracted provider on active status. INSURER must provide on-going training to new and existing providers as required by INSURER or THE ADMINISTRATION to comply with this contract.

         INSURER must maintain and make available upon request enrollment or attendance rosters dated and signed by each attendee or other written evidence of training of each network provider and their staff.

12.      PROVIDER QUALIFICATIONS - GENERAL

         The providers in INSURER network must meet the following qualifications:


FQHC A Federally Qualified Health Center meets the standards established by federal rules and procedures. The FQHC must also be an eligible provider enrolled in the Medicaid program.

Physician                 An individual who is licensed to practice medicine as
                          an M.D. or a D.O. in Puerto Rico either as a primary care provider or in the area of specialization under which they will provide medical services under contract with INSURER; who is a provider enrolled in the Medicaid program; and who has a valid Drug
                          Enforcement Agency registration number and a Puerto
                          Rico Controlled Substance Certificate, if either is required in their practice.


Hospital An institution licensed as a general or special hospital by the Puerto Rico Health Department under Chapter 241 of the Health and Safety Code and Private Psychiatric Hospitals under Chapter 577 of the Health and Safety Code (or is a provider which is a component part of a State or local government entity which does not require a license under the laws of the Commonwealth of Puerto Rico), which is enrolled as a provider in the Puerto Rico Medicaid Program.


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


Non-Physician             An individual holding a license issued by the
Practitioner              applicable licensing agency of the Commonwealth of
Provider                  Puerto Rico who is enrolled in the Puerto Rico
                          Medicaid Program or an individual properly trained to provide health support services who practices under the direct supervision of an appropriately licensed professional.

Clinical                  An entity having a current certificate issued under
Laboratory                the Federal Clinical Laboratory Improvement Act
                          (CLIA), and enrolled in the Puerto Rico Medicaid
                          Program.

Rural Health              An institution which meets all of the criteria for
Clinic (RHC)              designation as a rural health clinic, and enrolled in
                          the Puerto Rico Medicaid Program. (330, 329)

Local Health              A local health department established pursuant to
Department                Health and Safety Code, Title 2, Local Public Health
                          Reorganization Act ss.121.031ff.

Non-Hospital              A provider of health care services which is licensed
Facility                  and credentialed to provide services, and enrolled in
Provider                  our program.

School Based              Clinics located at school campuses that provide
Health Clinic             on-site primary and preventive care to children and
(SBHC)                    adolescents.

                                  ARTICLE VIII
                  SUBSCRIPTION PROCESS AND IDENTIFICATION CARDS

1. The INSURER agrees to comply and implement in full all instructions and guidelines contained in the Administration's Instructions to Insurers for Implementation of Orientation and Subscription Process. (ADDENDUM
         II)

2. The INSURER shall issue to each beneficiary a card of durable plastic material that provides proper identification to access the benefits covered under this contract.

3. This card shall be similar to those the INSURER issues to the rest of their subscribers and shall not contain information that may identify the cardholder as medically indigent.

4. The INSURER shall be responsible to assure delivery of the cards at a location accessible to the beneficiaries in each municipality.


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


5. The INSURER shall deliver the card on the same day that the beneficiary completes the enrollment process.

6.       The identification cards shall contain the following information:

         a)       Name of Beneficiary

         b)       INSURER's Group Number

         c)       Subscriber's Social Security Number

         d)       Relationship of beneficiary with subscriber (if applicable)

         e)       HCO name and number

         f)       Issue Date

         g)       Type of Contract (individual or family)

         h)       Coverage effective date

         i)       Other Insurance code

         k)       Medicare Part A and/or Part A and B deductible code.

7. The INSURER will replace lost, stolen, mutilated cards and will have the right to charge the beneficiaries one dollar ($1.00) for each card replaced.

8. The INSURER will replace free of charge the identification card whenever a change of HCO is made.

9. Identification cards are the property of the INSURER and they shall be returned by the beneficiary upon losing eligibility to the plan or when a change of HCO is made.

10. The INSURER shall be responsible for notifying each beneficiary that the identification card is for the personal identification of the beneficiary to whom it has been issued, and that lending, transferring or in any other way consenting to the use of the card by any other person constitutes a fraudulent act.

11. Identification Card contents and layout are subject to the prior approval of the ADMINISTRATION to be in accordance with Law 72 of September 7, 1993.

                                   ARTICLE IX
            SUMMARY PLAN DESCRIPTION BOOKLET AND ORIENTATION PROGRAMS
                              MARKETING PROVISIONS

1. The INSURER shall be responsible for the preparation, printing and distribution, at its own cost, of booklets, in the Spanish language, that describe the plan and the benefits covered therein. The Insurer agrees to submit before the effective date of the contract a translated copy of the beneficiaries booklet in the English language by the proper revision of federal authorities. These booklets will be delivered to each subscriber upon enrollment, along with the required identification card(s).

2.       [DELETED]

3. The booklets shall serve as guarantee of the benefits to be provided and shall contain the following information:

         a) Schedule of benefits covered, all services and items that are available and that are covered either directly or through methods of referral and/or prior authorization, a written description of how and where the services that have been available through the plan services may be obtained.

         b) Benefit's exclusions and limitations. For benefits that enrollees are entitled to but are not available through the MCO, a written description on how and where to obtain benefits; description of procedures for requesting disenrollments/changes.

         c) Beneficiary's rights and responsibilities, in accordance with specific rights and requirements to be afforded in accordance with Medical Program regulations 42 CFR 438.100 as amended, Puerto Rico Patient Bill of Rights Law 194, Puerto Rico Mental Health Code, August 25, 2000, as implemented by regulation, and Law 11 which creates the Office of Patients Solicitor General of April 11, 2001.

         d)       Instructions on how to access benefits, including a list of
                  (1) available HCO's and its participating providers, PCP or Specialists (its locations and qualifications), (2) providers from which to obtain benefits under the Special Coverage. Said list can be provided in a separate booklet.

         e)       Official grievances and appeal filing procedures.

         f) In the event a Physician Incentive Plan affects the use of referral services and/or places physicians at substantial risk, the INSURER shall provide the following information upon beneficiaries requests: the type of incentive arrangements, whether stop-loss insurance is provided and the survey results of any enrollee/disenrollee surveys that will have to be conducted by INSURER.

         g) Unless otherwise specified, subscription materials must be written at the 4th-6th grade reading comprehension level.

4. The booklets shall be approved by the ADMINISTRATION prior to printing, distribution, and dissemination in compliance with provisions of
         Article IX.

5. The INSURER shall also be responsible for the preparation, printing and distribution, at its own cost, of an Informative Bulletin, in the Spanish language, that describes the plan, services and benefits covered therein as well as the managed care concept. This Informative Bulletin will be distributed among the HCOs, HCO's network of participating providers and the INSURER's participating providers.

6. The INSURER shall be responsible to conduct and assure the participation of all providers under this contract to diverse seminars to be held throughout the

         Health Area/Region in order to properly orient and familiarize said providers with all aspects and requirements related to the Preventive Medicine Program, Benefits and Coverage under this contract, and the Managed Care concept. Said seminars will be organized, scheduled, conducted and offered at the expense of the INSURER. The curriculum for said seminars will be coordinated with and approved by the ADMINISTRATION Healthcare Coordinators.

7. All participating providers are mandatorily required to receive yearly during the contract term at least four (4) hours of orientation, education and familiarization with different aspects related to this contract on/or before the expiration of the first four and a half (4 1/2) months of the contract term. Failure to comply with this requirement will be sufficient grounds to exclude from the Health Insurance Program the participating provider. If, at the expiration of the first four and half (4 1/2) of the contract term, the participating provider has not fully complied with this requirement, it will be excluded as participating provider for subsequent periods of the contract or the contract term. At the discretion of the ADMINISTRATION, and for good cause the excluded provider may be authorized to be contracted as a participating provider if it subsequently complies with the requirement.

8. The ADMINISTRATION will monitor and evaluate all marketing activities by the INSURER, its contractor, sub-contractors or any provider of services under this contract.

9. Any marketing material addressed to enrollees can not contain false or misleading information. All oral, written or audiovisual information addressed to enrollees should be accurate and sufficient for beneficiaries to make an informed consent decision whether or not to enroll and will have to be pre-approved by the ADMINISTRATION.

10. The INSURER, contractor or subcontractor or any providers of services must distribute the material to its entire service area/region. In the event the INSURER or any of its contractors develop new and revised materials they shall submit them to the ADMINISTRATION for prior approval.

11. The ADMINISTRATION will appoint an Advisory Committee, with representation of at least: a board certified physician, a beneficiary of a consumer advocate organization that includes Medicaid recipients a health related professional related with the medical needs of low-income population and a Director of a Welfare Department that does not head a medicaid agency.

12. The Advisory Committee will assist the ADMINISTRATION in the evaluation and the review of any marketing or informational material addressed to assist medicaid recipients in the provision of health services under this contract.

         All the marketing activities and the information which shall be allowed will be limited to the following:

                  a) Clear description of health care benefits coverage and exclusions to enrollees;

                  b) Explain how, when, where benefits are available to enrollees;

                  c) Explain how to access emergency, family-planning services, services that do or do not require referrals and authorizations;

                  d) Explain any benefits enrollees are entitled to, that are not available through the MCO and how to obtain them;

                  e)       Enrollees rights and responsibilities;

                  f)       Grievance and appeal procedures.

13. The INSURER, its agents, any contractor or sub-contractor party under this contract shall not engage in cold call marketing that is, unsolicited personal contact with potential enrollees for the purpose of influencing them to enroll with any of its contractors. Also telephone, door-to-door or telemarketing for the same purposes is hereby prohibited.

14. Neither the INSURER, its contractor, subcontractor or any provider may put into effect a plan under which compensation, reward, gift or opportunity are offered to enrollees as an inducement to enroll other than to offer health care benefits. The INSURER its contractor, subcontractor or provider is prohibited from influencing an individual enrollment with the sale of any other insurance.

15. In the event of a final determination reached by the ADMINISTRATION that the INSURER, its agents, any of its contractor or subcontractors, has failed to comply with any of the provisions set forth on this article, the ADMINISTRATION in compliance with due process guarantees and remedies available under its regulations; Law 72 of September 7, 1993; the Social Security and Balance Budget Act, will proceed to enforce the compliance of these provisions by pursuing within its empowered authority the sanctions established in Article XXXVI.

                                    ARTICLE X
                               GRIEVANCE PROCEDURE

1. The INSURER represents that it has established an effective procedure that assures the filing, receipt, and prompt handling and resolution of all grievances and complaints made by the beneficiaries and the participating providers. The INSURER will prepare a grievance form that must be approved by the ADMINISTRATION. The approved grievance form shall be made available to all beneficiaries, HCOs, HCO's network of participating providers and the INSURER's participating providers. The parties will make whatever adjustments are necessary to reconcile their grievance procedure with provisions of Law 194 of August 25, 2000 (known as "Patient Bill of Rights") or those contained in Law

11 of April 11, 2001 (known as "Law Creating the Office of Patient's Solicitor General") as implemented by regulation.

2. Any written or telephone communication from a beneficiary or participating provider, which expresses dissatisfaction with an action or decision arising under the health insurance contracted, shall be promptly and properly handled and resolved through a routine complaint procedure to be implemented by the INSURER, after prior approval from the ADMINISTRATION. The INSURER shall be responsible for documenting in writing all aspects and details of said complaints.

3. The routine complaint procedure which must be implemented by the INSURER must provide for (i) the availability of complaint forms to document oral complaints; (ii) for the proper handling of the complaints; and (iii) for the disposition by notice to the complainant of the action taken. This notice shall advise the complainant of the INSURER's official Grievance Procedure. The INSURER will submit to the ADMINISTRATION, on a monthly basis a written report detailing all grievances and routine complaints received, solved and pending solution and/or copies of the complaint forms with the notation of the action taken. All grievance files and complaint forms must be made available to the ADMINISTRATION for auditing. All grievance documents and related information shall be considered as containing individually identifiable health information, and shall be treated in accordance with the HIPAA regulations cited elsewhere.

4. The Grievance Procedure shall assure the participation of persons with authority to require corrective action.

5. The INSURER's Grievance Procedure shall contain all the necessary provisions that assure the affected parties right to due process of law. In the event that changes are made to the existing Grievance Procedure, a copy of the proposed changes will be made available to the ADMINISTRATION for approval prior to its implementation. A copy of the INSURER's Grievance Procedure is attached hereto as ADDENDUM III and incorporated as part of this contract. The INSURER acknowledges that the arbitration process contemplated in the Grievance Procedure shall not be applicable to disputes between the ADMINISTRATION and the INSURER.

6. Pursuant to Law 72 of September 7, 1993, any decision issued by the INSURER is subject to appeal before the ADMINISTRATION. Such appeal shall be regulated by the ADMINISTRATION's regulations and the Uniform Administrative Procedure Act, Law 170 of August 12, 1988, as amended and as applicable, provided however, that subscribers grievances shall be expeditiously solved and that INSURER shall therefore fully cooperate with the prompt solutions of any such grievance.

7. The decision issued by the ADMINISTRATION is subject to review before the Circuit Court of Appeals of the San Juan Panel of the Commonwealth of Puerto Rico.

8. INSURER must have written policies and procedures for receiving, tracking, reviewing, and reporting and resolving of Beneficiaries complaints. The procedures must be reviewed and approved in writing by THE ADMINISTRATION. Any changes or modifications to the procedures must be submitted to THE ADMINISTRATION for approval thirty (30) days prior to the effective date of the amendment.

9. INSURER must designate an officer of INSURER who has primary responsibility for ensuring that complaints are resolved in compliance with written policy and within the time required. An "officer" of INSURER means a president, vice president, secretary, treasurer, or chairperson of the Board of Directors of a corporation, the sole proprietor, the managing general partner of a partnership, or a person having similar executive authority in the organization.

10. INSURER must have a routine process to detect patterns of complaints and disenrollments and involve management and supervisory staff to develop policy and procedural improvements to address the complaints. INSURER must cooperate with THE ADMINISTRATION in beneficiaries' complaints relating to enrollment and disenrollment. INSURER's complaints procedures must be provided to beneficiaries in writing and in alternative communication formats. A written description of INSURER's complaints procedures must be in appropriate languages and easy for beneficiaries to understand. INSURER must include a written description in the beneficiaries Handbook. INSURER must maintain at least one local and one toll-free telephone number for making complaints.

11. INSURER's process must require that every complaint received in person, by telephone or in writing, is recorded in a written record and is logged with the following details: date; identification of the individual filing the complaint; identification of the individual recording the complaint; nature of the complaint; disposition of the complaint; corrective action required; and date resolved.

12. The INSURER Grievance Procedures must comply with the minimum standards for prompt resolution of grievances and time frames set forth in 45 CFR 438.400424.

                                   ARTICLE XI
                            HEALTH CARE ORGANIZATIONS

1. All Health Care Organizations (HCOs) shall have a sufficient number of primary care physicians as specified, in Article VI to attend to the medical needs of the beneficiaries. All specialties specified in this section have to be available at each HCO. The following are considered primary care physicians (gatekeepers):

         a)       General Practitioners

         b)       Internists

         c)       Family Physicians

         d)       Pediatricians

         e)       Obstetricians and Gynecologists

 2. The INSURER shall have available and under contract a sufficient number of the following types of support participating providers to render services to all beneficiaries:

         a)       Optometrists

         b)       Podiatrists

         c) Clinical laboratories- (The INSURER shall insure that all laboratory testing sites providing services under this contract have either a clinical laboratory improvement amendment (CLIA) certificate with the registration and (CLIA) identification number or a waiver certification).

         d)       Radiological facilities

         e)       Health Related Professionals

         f)       Hospitals

         g)       Pharmacies

         h) All those participating providers that may be needed to provide services under the basic, special and dental coverage considering the specific health problems of an area/region.

         The INSURER may not discriminate with respect to participation, reimbursement or indemnification as to any provider who is acting within the scope of the provider's license or certification under applicable state law.

3. The INSURER shall enter into adequate arrangements to provide its beneficiaries with the services provided for under the dental and pharmacy coverage, as contractually agreed to between the dentists and pharmacies and the INSURER. These arrangements will provide for an adequate number of dentists and pharmacies that guarantee the right to choose of the beneficiaries.

4. The INSURER shall have available and under contract a sufficient number of the following types of support participating physicians to provide services to all beneficiaries:

         a)       Ophthalmologists

         b)       Radiologists

         c) All those physicians that may be necessary and are available considering the morbidity and mortality rates of the specific health area/region, and those needed to provide all the benefits contained in the Basic Coverage of the plan.

5.       [DELETED]

6. The physician/beneficiary ratio accepted is one (1) primary care physician for each eight hundred and fifty (850) beneficiaries; one (1) specialist (not primary care) for each one thousand one hundred (1,100) beneficiaries; and, one (1) physician (all) for each eight hundred
         (800) beneficiaries. These ratio does not take into account the expected mix between private patients and beneficiaries which could increase the physicians capacity to 1:1,700 for primary care physicians; 1:2,200 for specialists and 1:1,600 for all physicians. In the event that the HCOs provides services only to beneficiaries under this contract, the physician/beneficiary ratio will be the same to that applicable when there is a mix between private patients and beneficiaries.

7. The INSURER shall not have, directly or indirectly, any conflict of interest through economic participation in any HCO, participating provider, its subsidiaries, or affiliates.

8. The INSURER shall enforce upon each HCO strict quality assurance and utilization review programs as described in this contract, the Request for Proposals, the INSURER's proposal and its Operations Manual.

9. The INSURER shall contract and have available all the participating providers required to provide to the beneficiaries, in a prompt and efficient manner, the benefits included in the Basic, Special and Dental Coverage as specified in ADDENDUM I of this contract.

10. The INSURER agrees to enforce and assure compliance by the HCOs with all provisions contained in this contract.

11. The INSURER will prepare, and provide to all HCOs, complete written instructions describing procedures to be used for the compliance with all duties and obligations arising under this contract. These instructions will cover at least the following topics: provider selection by beneficiaries, covered services, instructions and coordination of access to mental health services through the mental carve-out contractors, reporting requirements, record keeping requirements, grievance procedures, deductibles and co-payment amounts, confidentiality, and the prohibition against denial or rationing of services. A copy of these instructions will be submitted to the ADMINISTRATION, who reserves


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


         the right to request modifications or amendments to said instructions following consultation with the INSURER.

                                   ARTICLE XII
                              GUARANTEE OF PAYMENT

1. The INSURER expressly guarantees payment for all medically necessary services rendered to beneficiaries by any and all participating providers.


2. The insolvency, liquidation, bankruptcy or breach of contract of an HCO, or of a contracted participating provider does not release the INSURER from its obligation and guarantee to pay for all services rendered as authorized under this health insurance contract.

         The nature of INSURER's obligations to guarantee payment to all HCOs, providers or subcontractors for services rendered under this health insurance contract is solidary, subject to complying with whatever established claim proceedings require. As such, the INSURER will respond directly to the ADMINISTRATION as principal obligor to comply in its entirety with all the contract terms.

3. In accordance with the payments rights guaranteed under paragraph (4) and (5), the provider shall claim direct payments due by a HCO/Contractor, to the INSURER. The INSURER shall deduct any amount payable directly to a provider from the capitation payments owed to an HCO or other contractor.

4. The INSURER agrees to pay all monies due to the HCOs and/or participating providers according to the agreed payment schedule in the contracts with said parties. The INSURER represents as of the date of this contract that payment to HCO's, HCO's network of participating providers and INSURER's participating providers will be made no later than forty-five (45) days or as provided by legislation from the date that a full, complete and ready to process claim is received at the INSURER, when received within sixty (60) days of date of service. The INSURER expressly commits to implement all internal systems necessary to promptly pay its HCO's and providers all full, complete and ready to process claims within the term provided in this section, and to avoid unjustifiable delay in payment by submitting said claims to audits and evaluation of contested claims; said practice is expressly prohibited, and may result in the remedies set forth at Article XXXVI or termination as provided in Article XXXIII. A complete and ready to process claim (clean claim) is a claim received by the INSURER for adjudication, and which requires no further information, adjustment, or alteration by the provider of the services in order to be processed and paid by the INSURER.

5. In the event that, following the receipt of the claim, the same is totally or partially contested by the INSURER or HCO, the participating provider shall be notified in writing within thirty (30) days that the claim is contested with the contested portion identified and provided the reasons thereof. Upon receipt of a new or supplemented claim, the INSURER or the HCO, shall pay or deny the contested claim or portion of the contested claim within thirty (30) days. Upon expiration of any of the aforementioned periods of time, the overdue payments shall bear interest at the prevailing rate for personal loans as determined by the Financial Board of the Office of the Commissioner of Financial Institutions.

6. Checks for capitated payments to HCO's, HCO's network of participating providers and INSURER's participating providers are to be regularly issued by the INSURER on the 15th day of each month. The INSURER further represents that it has contracted with the HCO the payment of the corresponding capitation no later than the last day of the month to which said capitation corresponds.

7. The INSURER agrees and warrants that it will be the central payor for all valid claims that will be generated throughout their contracted participating provider network for the health insurance contract for the Health Region/Area.

8. All payments distribution within the capitated services will be made by the INSURER. In the event that participating providers in their arrangements with the HCOs consent to the disbursement of the payment checks directly to the HCOs, the INSURER will assure and require the HCOs to provide on a monthly basis a schedule of the amount of the payments made to said participating providers. In any event, the INSURER will provide the ADMINISTRATION with a detailed monthly report listing by providers the monthly payment distribution. The claim for services rendered will be generated and forwarded by the participating providers directly to the INSURER. The claims submitted by the participating providers will comply with the requirements contained in
         Article XV, Sections four (4) and eight (8).

9. The INSURER agrees and warrants that the method and system used to pay for the services rendered to and by the HCOs and all participating providers is reasonable and that the amount paid does not jeopardize or infringe upon the quality of the services provided.

10. The guarantee of payment contained in this article will be reinforced through the establishment of different alternatives in order to insure that HCOs, HCO's participating providers and INSURER's participating providers are paid in full for contracted services in accordance with established budgets. Said alternatives will be submitted to the ADMINISTRATION for approval prior to its implementation.

11. Inasmuch as the INSURER will be the central payor for all payments for valid claims for services rendered by the HCOs, HCO's network of participating providers and INSURER's participating providers the INSURER agrees to incorporate in the contracts with the HCOs, and to require the HCOs to incorporate in their arrangements with their participating providers a provision whereby the INSURER is authorized to adjudicate and determine the validity of any claim or dispute between the HCO and its participating providers regarding a controversy surrounding the validity of the claims of services submitted by said participating provider. Said provision will assure that the HCO's network of participating providers payment for a valid claim for services is not improperly withheld and that in no event payment in this situation is made more than sixty (60) days from the date that the claim or dispute is received by the INSURER. It will be the INSURER's responsibility to verify the terms of the arrangements between the HCO and its network of participating providers, the rendering of the services, the reasonableness of the claim and that payment has not been made.

12. The guarantee of payment and the representations as to the payment schedule to HCO's and participating providers will be enforceable and not set aside or altered in the event that the INSURER is notified of the expiration of the term of this contract or of its termination.

13. The INSURER agrees to provide the ADMINISTRATION, on a monthly basis, and through electronic or magnetic media format, a detailed report containing all payments made to HCOs, to HCO's network of participating providers, and to the INSURER's participating providers during the month immediately preceding the report. Said report will also include a list of all claims received on account of those payments during the preceding month by the INSURER from the HCOs, the HCO's network of participating providers as well as a detail as to all claims received but not paid by reason of accounting or administrative objections. The INSURER further agrees to make available to the ADMINISTRATION for auditing purposes any and all records or financial data related to claims submitted but not paid by reason of accounting or administrative objections. The intention of this clause is for the ADMINISTRATION to be able to determine on a monthly basis the amount of money paid to each participating provider, the amount billed by and not paid to each participating provider and the reasons for non-payment in order to keep track of the regularity of payments of the Insurer and the HCOs and their compliance with this contract.

14. The INSURER also agrees to provide to HCO's, on a monthly basis, and through electronic or machine readable media format, a detailed report classified by beneficiaries, by providers, by diagnosis, by procedure, by date of service and by its real cost of all payments made by the INSURER which entails a deduction from the gross monthly payment to said HCO's. Copy of said report will be made available to the ADMINISTRATION each month.

15. Each HCO must report each encounter to the INSURER on a monthly basis classified by each participating provider within the HCO, as well as the real cost of the services of each encounter of service. The INSURER must submit to the ADMINISTRATION the distribution of the capitation within each HCO as established on the Actuarial Reports formats required in the RFP.


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


16. The INSURER will abide with the ADMINISTRATION efforts to implement cost reduction measures and the future implementation payments methods based on fee schedules or diagnosis related groups that may be established.

                                  ARTICLE XIII
                    UTILIZATION REVIEW AND QUALITY ASSURANCE

1. The INSURER will establish a Quality of Care Program with the following guidelines:

         a) PHYSICIAN-CREDENTIALING: The INSURER shall follow strict provider screening procedures before contracting. In order to assure quality health services for the medically indigent, the INSURER will follow stringent physician selection and credentialing process for this plan as per the INSURER's Proposal. The ADMINISTRATION may review participating providers credentials at any time and submit its findings to the INSURER for consideration by the INSURER if necessary. The INSURER shall notify the ADMINISTRATION quarterly of all accepted and non-accepted providers.

         b) PROVIDER CONTRACTING: The INSURER will assure that all hospitals facilities, doctors, dentists, and all health care providers are appropriately licensed and in good standing with all their governing bodies and accrediting agencies and meet all practice requirements established by law, the Department of Health, the ADMINISTRATION and other governing agencies, as described in the INSURER's Proposal. The ADMINISTRATION may review participating provider credentials at any time and submit its findings to the INSURER for consideration by the INSURER if necessary. The INSURER shall notify the ADMINISTRATION quarterly of all accepted and non-accepted providers.

         c) INSPECTION OF ALL FACILITIES: The INSURER will insure that all providers' physical facilities are safe, sanitary and follow sound operating procedures, as described in the INSURER's Proposal and that all laboratory testing site providing services under this contract have their duly CLIA certification along with their identification number or waiver certificate. The ADMINISTRATION may review participating provider facilities at any time and submit its findings to the INSURER for consideration by the INSURER if necessary. The INSURER shall notify the ADMINISTRATION quarterly of all inspections done.

         d) MEDICAL RECORD REVIEW: The INSURER will establish a program to monitor the appropriateness of care being provided, the adequacy and consistency of record keeping, and completeness of records, as described in the INSURER's Proposal. The INSURER shall notify the

                  ADMINISTRATION on a quarterly basis of all findings in the Medical Record Review Program. The ADMINISTRATION may review and/or audit Program records and reports at any time.

         e) CLINICAL DATABASE SYSTEM: The HCOs will provide the INSURER with statistical records of utilization of medical services by beneficiaries, as described in the INSURER's Proposal. The INSURER shall notify the ADMINISTRATION on a quarterly basis of all findings in the Clinical Database System. The ADMINISTRATION may review and/or audit the Clinical Database System records and reports at any time.

         f) RETROSPECTIVE REVIEW: The INSURER will establish a Retrospective review Program that will address quality and utilization problems that may arise, as described in the INSURER's Proposal. The INSURER shall notify the ADMINISTRATION on a quarterly basis of all findings in the Retrospective Review Program. The ADMINISTRATION may review and/or audit the program findings at any time.

         g) OUTCOME REVIEW: The INSURER will establish an Outcome Review Program to assess the quality of inpatient and ambulatory care management provided by the primary health care providers, as described in the INSURER's Proposal. The INSURER shall notify the ADMINISTRATION on a quarterly basis of all findings in the Outcome Review Program. The ADMINISTRATION may review and/or audit the program findings at any time.

         h) QUALITY OF CARE COMMITTEE: The INSURER will establish a Quality of Care Committee to insure provider's compliance with the INSURER's quality of care program, as described in the INSURER's Proposal. The INSURER shall submit a report to the ADMINISTRATION on a quarterly basis of all findings in the Quality of Care Committee. The ADMINISTRATION may review and/or audit the program findings and reports at any time.

2. The INSURER will establish cost containment and utilization review programs as follows:

         a) HOSPITAL ADMISSION AND STAY REVIEW: The INSURER will establish programs to reduce unnecessary hospital use and to review hospital admissions through the following programs, as described in the INSURER's Proposal:

                  (1) CONCURRENT REVIEW: The INSURER will establish a program to review hospital admissions to guarantee adequacy and duration of stay.

                  (2) RETROSPECTIVE REVIEW: The INSURER will establish a program to determine medical necessity and service adequacy after the service has been rendered or paid to providers or physicians.

                  (3) PROSPECTIVE REVIEW: The INSURER will establish a program to determine appropriate lengths of stay at the hospital prior to admission for elective or non-emergency hospitalizations.

         b) UTILIZATION REVIEW PROGRAM: The INSURER will establish a program to identify patterns of medical practice and their effect in the care being provided, as described in the INSURER's Proposal, and through the following:

                  (1) PRE-PAYMENT REVIEW: The INSURER will establish a program to prevent inappropriate billing of services prior to claims payment and to evaluate questionable practices, problematic coding, inappropriate level of care, excessive tests and services.

                  (2) POST PAYMENT REVIEW: The INSURER will establish a program to review service claims for purposes of creating a provider profiling system.

                  The INSURER shall submit a report to the ADMINISTRATION on a quarterly basis of all findings under the Utilization Review Programs. The ADMINISTRATION may review and/or audit the programs' findings and reports at any time.

         c) SECOND SURGICAL OPINION: The INSURER will establish a program to allow beneficiaries to obtain a second surgical opinion for elective surgical procedures on a voluntary basis, as described in the INSURER's Proposal.

         d) INDIVIDUAL CASE MANAGEMENT PROGRAM: The INSURER will establish a program to identify and manage cases that involve high health care costs, as described in the INSURER's Proposal. The INSURER shall submit a report to the ADMINISTRATION on a quarterly basis of all findings in the Individual Case Management Program. The ADMINISTRATION may review and/or audit the program findings and reports at any time.

         e)       [DELETED]

         f) FRAUD AND ABUSE: The INSURER will establish a program to assure reasonable levels of utilization and quality of care, as described in the INSURER's Proposal. The INSURER shall submit a report to the

                  ADMINISTRATION on a quarterly basis of all findings in the Fraud and Abuse Program. The Fraud and Abuse Reports must include:

                  (1) the number of complaints of fraud and abuse made to the Commonwealth that warrant a preliminary investigation, and,

                  (2) for each case of suspected fraud and abuse warranting a full investigation, the INSURER must report the following information:

                                    (i)      the provider's name and number;

                                    (ii)     the source of the complaint;

                                    (iii)    the type of provider;

                                    (iv)     the nature of the complaint;

                                    (v)      the approximate range of dollars
                                             involved, and,

                                    (vi)     the legal and administrative
                                             disposition or status of the case.

         g) COORDINATION OF BENEFITS PROGRAM: The INSURER will establish a program to identify beneficiaries with other insurance in order to coordinate health insurance benefits from other carriers, as described in the INSURER's Proposal. The INSURER shall submit a report to the ADMINISTRATION on a quarterly basis of all findings in the Coordination of Benefits Program. The ADMINISTRATION may review and/or audit the program findings and reports at any time.

3. DENTAL SERVICES UTILIZATION REVIEW PROGRAM: The INSURER agrees to maintain a program to determine that the services provided to beneficiaries are in accordance to established quality parameters by the dental community as provided for in the INSURER's Proposal. The INSURER shall notify the ADMINISTRATION quarterly of all findings of said review program. The ADMINISTRATION may review and/or audit the program findings at any time.

4. EPSDT AND MIGRANT SERVICES PROGRAM: The INSURER will implement a program that addresses EPSDT screening and Migrant services indicators for preventive diagnostic tests according to age in all areas/regions and shall notify the ADMINISTRATION on a monthly basis all findings of said program. INSURER assures the compliance with Section 1905(r) of the Social Security Act and the applicable protocols adopted by the Department of Health for the implementation of these Programs.

5. The INSURER shall continue to submit the ADMINISTRATION on a monthly basis a report that includes all services rendered by diagnosis and procedures identified by all specialties, by place of service including those under dental coverage, and procedures in laboratories and X-rays. It will be reported beginning with the most common diagnosis and procedures until reaching the least common. The INSURER shall be required to provide the

         ADMINISTRATION on a monthly basis data in and electronic form that includes all of the specified fields and elements described in ADDENDUM IV, whenever said reporting system can be implemented.

6. All services rendered shall be identified by Current Procedure Terminology, International Classification of Diseases, Clinical Modifications Diagnostic Statistic Manual and American Dental Association's Current Dental Terminology, as applicable.

7. The ADMINISTRATION and the INSURER will agree on the required format in order to comply with the reporting requirements in this section and which will be accomplished through electronic or magnetic media.

8. All the required programs, processes and reports heretofore referred to, will also be an obligation on the part of the INSURER's participating providers, HCOs and HCO's participating providers. The INSURER will assure compliance therewith on the part of said INSURER's participating providers, HCOs and HCO's participating providers.

9. The ADMINISTRATION reserves the right to require the INSURER to implement additional specific cost and utilization controls, subject to prior consultation and cost negotiation with the INSURER if necessary.

                                   ARTICLE XIV
                            COMPLIANCE AND AGREEMENT
                            FOR INSPECTION OF RECORDS

1. Since funds from the Commonwealth Plan under Title XIX of the Social Security Act Medical Assistance Program (Medicaid) as well as from Title V of the Social Security Act and Mental Health Block Grants are used to finance this project in part the INSURER shall agree to comply with the requirements and conditions of the Center of Medicare and Medicaid Services (CMS), the Comptroller General of the United States, the Comptroller of Puerto Rico and this ADMINISTRATION, as to the maintenance of records related to this contract and audit rights thereof, as well as all other legal obligations attendant thereto, including, but not limited to, non-discrimination, coverage benefit eligibility as provided by the Puerto Rico State Plan and Law 72 of 1993, anti-fraud and anti-kickback laws, and those terms and provisions of the SSA as applicable. All disclosure obligations and access requirements set forth in this Article or any other Article shall be subject at all times and to the extent mandated by law and regulation, to the HIPAA regulations described elsewhere in this agreement.

2. The INSURER shall require from the HCO's and all participating providers that they maintain an appropriate record system for services rendered to beneficiaries, including separate medical files and records for each beneficiary as is necessary to record all clinical information pertaining to said beneficiaries, including notations of personal contacts, primary care visits, diagnostic studies and all other services. The INSURER shall also maintain records to document fiscal activities and expenditures relating to compliance under this agreement. The INSURER and all participating providers shall preserve, and retain in readily accessible form, the records mentioned herein during the term of this contract and for the period of six (6) years thereafter.

3.       At all times during the term of this contract and for a period of six
         (6) years thereafter, the INSURER and all participating providers will provide the ADMINISTRATION, CMS, the Comptroller of Puerto Rico, the Comptroller General of the United States of America and/or their authorized representatives, access to all records relating to the INSURER's compliance under this contract for the purpose of examination, audit or copying of such records. The audits of such records include examination and review of the sources and applications of funds under this contract. The INSURER shall also furnish access to and permit inspection and audit by the ADMINISTRATION, CMS, the Comptroller of Puerto Rico, the Comptroller General of the United States of America and/or their authorized representatives to any financial records relating to the capacity of the INSURER or its HCOs, if relevant, to bear the risk of potential financial losses.

4. The INSURER shall ensure that the HCO's and all participating providers and their subcontractors furnish to the Peer Review Organization (PRO) or to the ADMINISTRATION on-site access to, or copies of patient care records as needed to evaluate quality of care.

5. The ADMINISTRATION and CMS shall have the right to inspect, evaluate, copy and audit any pertinent books, documents, papers and records of the INSURER related to this contract and those of any HCO or participating provider in order to evaluate the services performed, determination of amounts payable, reconciliation of benefits, liabilities and compliance with this contract.

6. The INSURER shall provide for the review of services (including both in-patient and out-patient services) covered by the plan for the purpose of determining whether such services meet professional recognized standards of health care, including whether appropriate services have not been provided or have been provided in inappropriate settings. It shall also provide for review, by random sampling, by the ADMINISTRATION, of written complaints, and the results thereof, filed by beneficiaries or their representatives as to the quality of services provided.

7. The INSURER agrees that the ADMINISTRATION and CMS may conduct inspections and evaluations, at all reasonable times, through on-site audits, systems tests, assessments, performance review and regular reports to assure the quality, appropriateness, timeliness and cost of services furnished to the beneficiaries.


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



8. The ADMINISTRATION and CMS shall have the right to inspect all of the INSURER's financial records related to this contract, that may be necessary to assure that the ADMINISTRATION pays no more than its fair share of general overhead costs as contracted. The ADMINISTRATION and CMS shall have the right to inspect all the HCOs' financial records related to this contract.

9. The INSURER agrees that the ADMINISTRATION may evaluate, through inspection or other means, the facilities of the INSURER's participating providers, HCO's and its participating providers. All facilities shall comply with the applicable licensing and certification requirements as established by regulations of the Department of Health of Puerto Rico. It shall be the INSURER responsibility to take all necessary measures to ascertain that all facilities contracting with INSURER comply with the required licensing and certification regulations of the Puerto Rico Health Department, and to terminate the contract of any facility not in compliance with said provisions.

         Failure to adequately monitor the licensing and certification of the facilities may result in the termination of this contract as provided in Article XXXIII.

10. The INSURER agrees and also will require all HCOs and participating providers to agree that the ADMINISTRATION's right to inspect, evaluate, copy and audit, will survive the termination of this contract for a period of six (6) years from said termination date unless:

         a) The ADMINISTRATION determines there is a special need to retain a particular record or group of records for a longer period and notifies the INSURER at least thirty (30) days before the normal disposition date;

         b) There has been a termination, dispute, fraud, or similar fault by the INSURER, in which case the retention may be extended to three (3) years from the date of any resulting final settlement; or

         c) The ADMINISTRATION determines that there is a reasonable possibility of fraud, in which case it may reopen a final settlement at any time;

         d) There has been an audit intervention by CMS, the office of the Comptroller of Puerto Rico, the Comptroller General of the United States or the ADMINISTRATION, in which case the retention may be extended until the conclusion of the audit and publication of the final report.

11. The INSURER agrees to require all HCO's and participating providers to permit the ADMINISTRATION to review and audit all aspects related to quality, appropriateness, timeliness and cost of services rendered, and to demonstrate that the services for which payment was made were actually provided.


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


                                   ARTICLE XV
                             INFORMATION SYSTEMS AND
                             REPORTING REQUIREMENTS

1. The INSURER agrees to comply with the reporting and information systems requirements as provided for in the Request for Proposals and the Proposal submitted by the INSURER. Accordingly the INSURER must submit to the ADMINISTRATION a detailed Systems Requirements Inventory Report which details the following:

         a)       Plan's compliance with each information system requirement:

         b)       action plan of INSURER's response to the requirements;

         c) actual date that each system requirement will be completely operational, not to exceed the effective date of coverage under this contract.

2. The INSURER agrees to submit to the ADMINISTRATION the System Inventory Report for final approval not later than the date of the signing of this contract.

3. All Management Information Systems Requirements included in the Request for Proposal and those included in the INSURER's Proposal must commence implementation as of the date of the signing of this contract and shall be fully operational as of the first day of coverage under this contract. Material non compliance with this requirement shall be enough reason to cancel the contract herein, with prior written notification by the ADMINISTRATION to the INSURER according to the time set in
         Article XXXIII.

4. The INSURER shall be responsible for the data collection and other statistics of all services provided including, but not limited, to encounter and real cost of each one, claims services and any other pertinent data from all HCOs, participating providers or any other entity which provide services to beneficiaries under the program, said data to be classified by provider, by beneficiary, by diagnosis, by procedure and by the date the service is rendered. The data collected must then be forwarded to the ADMINISTRATION on a monthly basis in an electronic or on machine readable media format. The data fields and specific data elements required to be transmitted are contained in the RFP's Record of Service File Layout format. The ADMINISTRATION reserves the right to modify, expand or delete the requirements contained therein or issue new requirements, subject to consultation with the INSURER and cost negotiation, if necessary. Failure to comply with the requirements contained herein will be sufficient cause for the imposition against the INSURER of the penalty provided for in Article XXXVI of this contract.

5. The INSURER agrees that all required data and information needs to be collected and reported through electronic or machine readable media commencing with the effective date of coverage of this contract.


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


6. The information systems of all HCOs shall be compatible with the systems in use at all by INSURER.

7. The INSURER shall supply to the HCOs and, upon request, to all participating providers with eligibility information on a daily basis. Said information shall be secured through on-line access with the INSURER.

8.       The INSURER agrees to submit to the ADMINISTRATION within twenty-five
         (25) days of the closing of each month, in such form and detail as indicated in the Record of Service File Layout format and any other formats the ADMINISTRATION requires in the RFP, the following information:

         a) Data pertaining to health insurance claims, and encounter for all services provided to beneficiaries.

         b) Statistical data on providers, medical services and any other services;

         c)       Enrollment database;

         d) Any and all data and information as required in the Request for Proposals and in the Proposal submitted;

         e) Any other reports or data that the ADMINISTRATION may require after consultation with the INSURER and cost negotiation, if necessary.

         Failure to comply with the requirements contained herein will be sufficient cause for the imposition against the INSURER of the penalty provided for in Article XXXVI of this contract.

9. The INSURER agrees to provide to the ADMINISTRATION, on a regular basis as needed, any and all data, information, reports, and documentation that will permit Governmental Agencies, the compilation of statistical data to substantiate the need for, and the appropriate use of federal funds for federally financed health programs.

10. The INSURER agrees to report to the ADMINISTRATION on a daily basis all information pertaining to enrollment, disenrollment, and other subscriber or beneficiary transactions as required by the ADMINISTRATION. All records shall be transmitted: 1) through approved ADMINISTRATION systems contractor; or 2) over data transmission lines directly to the ADMINISTRATION; or 3) on machine readable media. All machine readable media or electronic transmissions shall be consistent with the relevant ADMINISTRATION's record layouts and specifications.

11. The INSURER will submit to the ADMINISTRATION on a monthly basis reports and data generated electronically that allows the
         ADMINISTRATION:

         a. Evaluation of the effectiveness of the delivery of services by providers and the adequacy of these services.

         b. Monitoring and evaluation of the efficiency and propriety of the services that are being received by the beneficiaries and their dependents.

         c.       Comparison of experience with that of other providers.

         d. Comparison of the utilization of health care and the cost tendencies within the community and the group that renders service.

         e. Demonstration of how the quality of care is being improved for the insured and their dependents.

         f. Comparison of the administrative measures taken by the INSURER with reference points to be able to evaluate the progress towards constant improvement.

         g. Compliance with the information requirements and reports of the Federal Programs such as: Title II of the Health Insurance Portability and Accountability Act; Title IV-B Part 1 and 2, Title IV-E, Title V, Title XIX, Title and Title XXI of the Social Security Act; the applicable state laws as( the Child Abuse Act," Ley de Maltrato de Menores" Public Law 75 of May 28, 1980; the Protection and Assistance to Victims and Witness Act, "Ley de Proteccion y Asistencia a Victimas de Delitos y Testigos", Public Law 77 of July 9, 1986), and any other information requirements which in the future are mandated by federal and state programs.

         h. Evaluation of each service provided with separate identification by beneficiary, by provider, by diagnosis, by diagnostic code, by procedure code and by date and place of service. The provider must be identified by his/her provider's identification number or his/her social security account number.

         These reporting requirements will be discontinued when the new reporting system contained in ADDENDUM IV is implemented. Failure to comply with the requirements contained herein will be sufficient cause for the imposition against the INSURER of the penalty provided for in
         Article XXXVI of this contract.

12. The INSURER will provide the ADMINISTRATION with a uniform system for data collection.

13. The INSURER'S Information Systems must provide a continuous flow of information to measure the quality of services rendered to the beneficiaries and their dependents. The purpose of these systems must be to help the ADMINISTRATION and the INSURER in the process of achieving continuous improvement in the quality of services rendered to beneficiaries and their dependents within a cost effective system.

14. The INSURER will prepare the necessary reports requested herein for the administration of the health insurance contract. Daily reports are due by the end of the following business day. Weekly reports are due on the first business day of the following week. Monthly reports are due twenty-five (25) days after the end of each month. Quarterly reports are due thirty (30) days after the end of each quarter.


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


15. The INSURER must inform to the Administration on a monthly basis all cancellation and disenrollment of providers.

16. The INSURER must provide the ADMINISTRATION on a monthly basis with the updated version of the Providers Directory.

17.      The INSURER will coordinate the enrollment of beneficiaries.

18. The INSURER will assure adequate and efficient functioning for the term of the contract that includes an insurance against economic loss due to system failure or data loss.

19. As an additional measure to guarantee quality and adequacy of the medical health services, the INSURER will conduct periodical statistics analysis of the medical services rendered to the beneficiaries and will compare them with the primary physician practice profile of their regular health insurance plan. Quarterly reports as to the analysis and comparison statistics will be submitted to the ADMINISTRATION.

20. In order to insure that all subscriber encounters are registered and recorded, the INSURER will conduct audits of statistical samples and unannounced personal audits of the HCOs and participating provider's facilities to assure that the medical records reconcile with the encounter reported, and corrective measures will be taken in case of any violation of the INSURER's regulations regarding the registration and reporting of encounters. The INSURER will provide quarterly reports to the ADMINISTRATION covering all the findings and corrective measures, if any, taken regarding any violation of said regulations.

21.      The INSURER, as a minimum must guarantee the following:

         a. The security and integrity of the information and communication systems through:

                  1.       Regular Backups on a daily basis

                  2.       Controlled Access to the physical plant

                  3.       Control logical access to information systems

                  4. Verification of the accuracy of the data and information

         b.       The continuity of services through:

                  1. Regular maintenance of the systems, programs and equipment

                  2.       A staff of duly trained personnel

                  3.       An established and proven system of Disaster Recovery

                  4.       Cost Effective systems.

         c. Identification of the beneficiary via the use of plastic cards.

         d. Automated system of communication with statistics of the management of calls (Occurrence of busy lines, etc.)

         f. A comprehensive health insurance claim processing system to handle receiving process and payment of claims and encounters.

         g. Analysis/Control of utilization (The INSURER must provide said analysis to the ADMINISTRATION on a monthly basis in the format outlined by the ADMINISTRATION):
                  1.       by patient/family
                  2.       by region, area/region town, (zip code)
                  3. by provider (provider's identification number or social security account numbers)
                  4.       by diagnosis
                  5.       by procedure or service
                  6.       by date of service

         Failure to comply with the requirements contained herein will be sufficient cause for the imposition against the INSURER of the penalty provided for in Article XXXVI of this contract.

         j.       Financial and Actuarial reports
         k. System of Control and claims payment that includes payment history.
         l. Computerized pharmacy system that permits its integration to the payment procedures to the providers.
         m.       Outcome Analysis
         n. Electronic creation of data files related to mortality, morbidity, and vital statistics.
         o.       Integration to central systems
                           1. Procedures and communications Protocol
                  Compatibility;

                           2. Ability to transmit reports, and or files via
                  electronic means.
         p.       Electronic Handling of:

                  1. The process of Admission to hospitals and ambulatory services
                  2. Verification of eligibility and subscription to the plan.
                  3.       Verification of benefits
                  4. Verification of Financial information (Deductibles, Co-payments, etc.)
                  5.       Verification of individual demographic data
                  6.       Coordination of Benefits.

         q.       Computerized applications for general accounting.
         r. As to HCOs and all Participating Providers the information system shall provide for:

                  1. On line access to service history for each beneficiary.


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

                  2. Register of diagnosis and procedures for each service rendered.
                  3. Complete demography on line, including the aspect of coverage and financial responsibility of the patient.
                  4.       Individual and family transactions
                  5. Annotations on line (General notes such as allergies, reminders or other clinical aspects (free form)
                  6.       Analysis of activity by:

                           a.       department
                           b.       provider
                           c.       diagnosis
                           d.       procedures
                           e.       age
                           f.       sex
                           g.       origin
                           h.       others, as mutually agreed upon.

                  7. Diagnosis history by patient with multiple codes per service.
                  8.       AD Hoc Reports
                  9.       Referrals Control
                  10.      Electronic Billing
                  11.      Pharmacy system
                  12.      Dental system
                  13. Ability to handle requirements of the Medicare programs such as RBRVS (Relative Base Relative Value System).
                  14. Ability to collect data as to the quarter in which the pregnant female beneficiary commences her ob-gyn treatment. The format for the collection of this data shall be approved by the ADMINISTRATION prior to its implementation.

22. The INSURER agrees to report all procedure and diagnostic information using the current versions of Current Procedural Terminology, International Classification of Diseases, Clinical Modification, Diagnostic Statistic Manual and American Dental Association's Current Dental Terminology, respectively. This does not prevent the adoption by INSURER of the ANSI X-12 electronic transactions for standards set forth in the HIPAA regulations; which shall be implemented on or before October 2002, unless modified by DHHS.

23. Non compliance with any of the Information Systems and Reporting Requirements; with any requirements related to the electronic standards transactions to be implemented within the schedule set forth by the HIPAA regulations, or with other requirements contained herein, shall be subject to the provisions of Articles XXXIII and XXXVI of this contract, as well as to Article IV, Section 2(n) of Law 72 of September 7, 1993, which provides the right of the ADMINISTRATION to enforce compliance through the Circuit Court of Appeal Puerto Rico, Part of San Juan.


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

24. The INSURER shall provide the ADMINISTRATION with one or more telephone numbers of dial-in data lines, and a minimum of three user's ID's and passwords that will allow the ADMINISTRATION's authorized personnel access to the INSURER's on-line computer applications, Such access will allow the ADMINISTRATION use of the same systems and access to the same information as used by the INSURER and enable the inquiry on beneficiaries, providers, and statistics files related to this contract.

25. As per the INSURER's proposal, INSURER shall provide to each HCOs, HCO's network of participating providers and INSURER's participating providers in the Health Area/Region, as well as to those outside of the area/region who provide services to beneficiaries from within the area/region, the necessary hardware and software to maintain on-line communication with the INSURER's Information System to document all encounters and services rendered to beneficiaries. Said hardware and software will be provided at a reasonable cost for the implementation and servicing.

26. The INSURER agrees to submit to the ADMINISTRATION reports as to the data and information gathered through the use of the Health Plan Employer Data and Information Set (HEDIS) and the work plan required in the RFP formats, as per Article XVII, Section VII.

27. The INSURER must disclose to the ADMINISTRATION the following information on provider incentive plans in sufficient detail to determine whether their incentive plan complies with the regulatory requirements set forth on 42 CFR 434.70(a) and 422.10:

                  a) Whether services not furnished by the physician or physician group are covered by the incentive plan. If only the services furnished by the physician or physician group are covered by the incentive plan, disclosure of other aspects of the plan need not be made.
                  b) The type of incentive arrangement (i.e., withhold, bonus, capitation).
                  c) A determination on the percent of payment under the contract that is based on the use of referral services. If the incentive plan involves a withholding or bonus, the percent of the withholding of bonus. If the calculated amount is 25% or less, disclosure of the remaining elements in this list is not required and there is no substantial risk.
                  d) Proof that the physician or physician group has adequate stop-loss protection, including the amount and type of stop-loss protection.
                  e) The panel size and, if patients are pooled, the method used.
                  f) In the case of those prepaid plans that are required to conduct beneficiary surveys, the survey's results.

         The information items (a) through (e) above, must be disclosed to the
         ADMINISTRATION: (1) prior to approval of its initial contracts or agreements,


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

         upon the contract or agreements anniversary or renewal effective date or upon request by the Administration or CMS. The disclosure item (f) is due 3 months after the end of the contract year or upon request by CMS.

         If the contract with the INSURER is an initial Medicaid contract, but the INSURER has operated previously in the commercial or Medicare markets, information on physician incentive plans for the year preceding the initial contract period must be disclosed. If the contract is an initial contract with INSURER, but the INSURER has not operated previously in the commercial or Medicare markets, the INSURER should provide assurance that the provider agreements that they sign will meet CMS and Commonwealth requirements (i.e. there is no Physician Incentive Plan (PIP); there is a PIP but no Substantial Financial Risk
         (SFR); there is a PIP and SFR so stop-loss and survey requirements will be met). For contracts being renewed or extended, the INSURER must provide PIP disclosure information for the prior contracting period's contracts.

         The INSURER must update PIP disclosures annually and must disclose to administration whether PIP arrangements have changed from the previous year. Where arrangements have not changed, a written assurance that there has not been a change is sufficient. This also applies when INSURER analyze the PIP arrangements in their direct and downstream contracts to determine which disclosure items are due from their contractors. INSURER is expected to maintain the current written assurances and the prior periods' documentation so that the materials are available during on-site reviews.

28.      INSURER TELEPHONE ACCESS REQUIREMENTS

         INSURER must have adequately-staffed telephone lines available. Telephone personnel must receive customer service telephone training. INSURER must ensure that telephone staffing is adequate to fulfill the standards of promptness and quality listed below:

         1. 80% of all telephone calls must be answered within an average of 30 seconds;
         2.       The lost (abandonment) rate must not exceed 5%;
         3. INSURER cannot impose maximum call duration limits but must allow calls to be of sufficient length to ensure adequate information is provided to the Beneficiaries or Provider.

29. The INSURER shall abide with the present Information Systems and Reporting Requirements established and shall cooperate with the Administration's Proposed Plans to implement new and revised requirement as set forth in ADDENDUM IV.


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

                                   ARTICLE XVI
                             FINANCIAL REQUIREMENTS

1. The INSURER shall notify the ADMINISTRATION of any loans and other special financial arrangements which are made between the INSURER and any HCO's or participating provider or related parties. Any such loans shall strictly conform with the legal requirements of the anti-fraud and anti-kickback laws and regulations.

2. The INSURER shall provide to the ADMINISTRATION copies of audited financial statements following Generally Accepted Accounting Principles
         (GAAP) and of the report to the Insurance Commissioner in the format agreed to by the National ASSOCIATION of Insurance Commissioners
         (NAIC), for the year ending on December 31, 2000, and subsequently thereafter for the contract term not later than March 15 of each subsequent year. Unaudited GAAP financial statements for each quarter during the contract term shall be presented to the ADMINISTRATION not later than forty five (45) days after the closing of each quarter.

3. The INSURER will maintain adequate procedures and controls to insure that any payments pursuant to this contract are properly made. In establishing and maintaining such procedures the INSURER will provide for separation of the functions of certification and disbursement.

4. The INSURER is required to establish a cash reserve, in accordance with the Insurance Code of Puerto Rico, to insure that outstanding claims can be satisfied in the event of insolvency.

5. The INSURER agrees to provide to the ADMINISTRATION, upon the expiration of each period of twelve (12) consecutive months of the contract year, and not later than ninety (90) days thereafter, audited financial statements following Generally Accepted Accounting Principles
         (GAAP) which exclusively present the operational financial situation related to the execution of this contract. The ADMINISTRATION reserves the right to request interim audited financial statements not to exceed two (2) during the contract term.

6. The INSURER agrees to provide and make available to the ADMINISTRATION or any accounting firm contracted by the ADMINISTRATION any and all working papers of its external auditors related to this contract.

                                  ARTICLE XVII
                       PLAN COMPLIANCE EVALUATION PROGRAM

1. The ADMINISTRATION shall conduct periodical evaluations of the INSURER's compliance with all terms and conditions of this contract including, but not limited to, quality, appropriateness, timeliness and reasonableness of cost and


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

         administrative expenses, said evaluation to be defined as the Plan Compliance Evaluation Program.

2. Said program will evaluate compliance of the following aspects in each areas/regions:

         a)       Eligibility and enrollment
         b)       Services to beneficiaries and participating providers
         c)       Coverage of benefits
         d)       Reporting
         e)       Financial requirements
         f)       Rules and Regulations
         g)       Plan initiatives
         h)       Quality, appropriateness, timeliness and cost of services
         i)       Utilization
         j)       Fraud and abuse
         k)       Accessibility
         l)       Grievances and Complaint handling
         m)       Information Systems
         n) Electronic standards, security and privacy compliance as provided by HIPAA to include review of timetables for compliance and implementation plans
         o) Such aspects which the ADMINISTRATION considers necessary in order to evaluate full compliance with this contract.

3. The evaluation process will be performed throughout the contract year using specific evaluating parameters. All parameters will be derived exclusively from the Request for Proposals, the INSURER's Proposal and this contract. Each area/region will contain several parameters with each parameter having a specific numeric value adding up a subtotal per area/region and a total for the aggregate of all area/regions of evaluation. Results will be presented in a Plan Compliance Evaluation Report. The evaluating parameters will be presented to the INSURER prior to commencement of the evaluation process.

4. The INSURER shall comply with the penalties set for each parameter within the range of values predetermined by the ADMINISTRATION.

5. Compliance with the Plan Compliance Evaluation Program is of essence to this contract and will be a determining factor in the renewal of this contract. Failure to comply with compliance requirements or parameters may also result in the termination of the contract as provided in
         Article XXXIII.

6. The ADMINISTRATION agrees to furnish the INSURER with the required Plan Performance Evaluation Program prior to its implementation.


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

7. The INSURER, as an additional tool to assure the evaluation of the insurance contract, agrees to abide, implement and develop the Health Plan-Employer Data and Information Set (Hedis), as revised and recommended by NCQA and in accordance with the time schedule, work plan and other requirements established in Addendum XI of the RFP referring to HEDIS DATA.

8.       DEFAULT AND REMEDIES under Plan Compliance Program.

         REMEDIES AVAILABLE TO THE ADMINISTRATION UNDER THE PLAN COMPLIANCE PROGRAM FOR INSURER'S DEFAULTS

         All of the listed remedies below may be exercised by the ADMINISTRATION and are in addition to all other remedies available to the ADMINISTRATION under this contract, by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit the ADMINISTRATION in exercising all or part of any remaining remedies.

         Any particular default listed under subparagraph (a) to (j) below (which is not intended to be exhaustive) may be subject, when applicable, to any one or more of the following remedies:

         - Terminate the contract if the applicable conditions set forth in Section 10.1 are met;
         -        Suspend payment to INSURER;
         - Recommend to CMS that sanctions be taken against INSURER as set out in Section 10.7;
         - Remove the EPSDT's component from the capitation paid to INSURER if the benchmarks(s) missed is for EPSDT's;
         -        Assess civil monetary penalties as set out in section 10.8;
                  and/or
         -        Withhold premium payment.

         DEFAULTS BY INSURER

a.       FAILURE TO PERFORM AN ADMINISTRATIVE FUNCTION

         Failure of INSURER to perform an administrative function is a default under this contract. Administrative functions are any requirements under this contract that are not direct delivery of health care services. Administrative functions include claims payment; encounter data submission; filing any report when due; cooperating in good faith with THE ADMINISTRATION, an entity acting on behalf of THE ADMINISTRATION, or an agency authorized by statute or law to require the cooperation of INSURER in carrying out an administrative, investigative, or prosecutorial function of the program; providing or producing records upon


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

         request; or entering into contracts or implementing procedures necessary to carry out contract obligations.

b.       ADVERSE ACTION AGAINST INSURER BY PRICO

         Termination or suspension of INSURER's PRICO Certificate of Authority or any adverse action taken by PRICO that THE ADMINISTRATION determines will affect the ability of INSURER to provide health care services to beneficiaries is a default under this contract.

c.       INSOLVENCY

         Failure of INSURER to comply with Commonwealth solvency standards or incapacity of INSURER to meet its financial obligations as they come due is a default under this contract.

d.       FAILURE TO COMPLY WITH FEDERAL LAWS AND REGULATIONS

         Failure of INSURER to comply with the federal requirements for Medicaid, including, but not limited to, federal law regarding misrepresentation, fraud, or abuse; and, by incorporation, Medicare standards, requirements, or prohibitions, is a default under this contract.

         The following events are defaults under this contract pursuant to 42 U.S.C. 1396b(m)(5), 1396u-2(e)(1)(A):

         INSURER's substantial failure to provide medically necessary items and services that are required under this contract to be provided to beneficiaries;

         INSURER's imposition of premiums or charges on beneficiaries in excess of the premiums or charge permitted by federal law;

         INSURER's acting to discriminate among beneficiaries on the basis of their health status or requirements for health care services, including expulsion or refusal to enroll an individual, except as permitted by federal law, or engaging in any practice that would reasonably be expected to have the effect of denying or discouraging enrollment with INSURER by eligible individuals whose medical condition or history indicates a need for substantial future medical services;

         INSURER's misrepresentation or falsification of information that is furnished to CMS, THE ADMINISTRATION, a beneficiary, a potential beneficiary, or a health care provider;


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

         INSURER's failure to comply with the physician incentive requirements under 42 U.S.C. 1396b(m)(2)(A)(x); or

         INSURER's distribution, either directly or through any agent or independent contractor, of marketing materials that contain false or misleading information, excluding materials previously approved by THE ADMINISTRATION.

e.       MISREPRESENTATION OR FRAUD

         INSURER's misrepresentation or fraud with respect of any provision of this contract is a default under this contract.

f.       EXCLUSION FROM PARTICIPATION IN MEDICARE OR MEDICAID

         Exclusion of INSURER or any of the managing employees or persons with an ownership interest whose disclosure is required by Section 1124(a) of the Social Security Act (the Act) from the Medicaid or Medicare program under the provisions of Section 1128(a) and/or (b) of the Act is a default under this contract.

         Exclusion of any provider or subcontractor or any of the managing employees or persons with an ownership interest of the provider or subcontractor whose disclosure is required by Section 1124(a) of the Social Security Act (the Act) from the Medicaid or Medicare program under the provisions of Section 1128(a) and/or (b) of the Act is a default under this contract if the exclusion will materially affect INSURER's performance under this contract.

g.       FAILURE TO MAKE PAYMENTS TO NETWORK PROVIDERS AND SUBCONTRACTORS

         INSURER's failure to make timely and appropriate payments to network providers and subcontractors is a default under this contract.

h. FAILURE TO MONITOR AND/OR SUPERVISE ACTIVITIES OF CONTRACTORS OR NETWORK PROVIDERS

         Failure of INSURER to audit, monitor, supervise, or enforce functions delegated by contract to another entity that results in a default under this contract or constitutes a violation of state or federal laws, rules, or regulations is a default under this contract.

         Failure of INSURER to properly credential its providers, conduct reasonable utilization review, or conduct quality monitoring is a default under this contract.


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

         Failure of INSURER to require providers and contractors to provide timely and accurate encounter, financial, statistical and utilization data is default under this contract.

i.       PLACING THE HEALTH AND SAFETY OF BENEFICIARIES IN JEOPARDY

         INSURER's placing the health and safety of the beneficiaries in jeopardy is a default under this contract.

j.       FAILURE TO MEET ESTABLISHED BENCHMARK

         Failure of INSURER to repeatedly meet any benchmark established by THE ADMINISTRATION under this contract is a default under this contract.

9.       NOTICE OF DEFAULT AND CURE OF DEFAULT WHEN APPLICABLE

         THE ADMINISTRATION will provide INSURER with written notice of default (Notice of Default) under this contract. The Notice of Default may be given by any means that provides verification of receipt. The Notice of Default must contain the following information:

                  (i) A clear and concise statement of the circumstances or conditions that constitute a default under this contract;

                  (ii) The contract provision(s) under which default is being declared;

                  (iii) A clear and concise statement of how and/or whether the default may be cured;

                  (iv) A clear and concise statement of the time period during which INSURER, when applicable, may cure the default;

                  (v) The remedy or remedies THE ADMINISTRATION is electing to pursue and when the remedy or remedies will take effect;

                  (vi) If THE ADMINISTRATION is electing to impose civil monetary penalties, the amount that THE ADMINISTRATION intends to withhold or impose and the factual basis on which THE ADMINISTRATION is imposing the chosen remedy or remedies;

                  (vii) Whether any part of a civil monetary penalty, if THE ADMINISTRATION elects to pursue these remedy, may be passed


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

                  through to an individual or entity who is or may be responsible for the act or omission for which default is declared;

                  (viii) Whether failure to cure the default within the given time period, if any, will result in THE ADMINISTRATION pursuing an additional remedy or remedies, including, but not limited to, additional sanctions, referral for investigation or action by another agency, and/or termination of the contract.

10.               EXPLANATION OF REMEDIES

10.1              TERMINATION

10.1.1            TERMINATION BY THE ADMINISTRATION

                  THE ADMINISTRATION may terminate this contract if:

10.1.1.1 INSURER substantially fails or refuses to provide payment for or access to medically necessary services and items that are required under this contract to be provided to beneficiaries after notice and opportunity to cure;

10.1.1.2 INSURER substantially fails or refuses to perform administrative functions under this contract after notice and opportunity to cure;

10.1.1.3          INSURER materially defaults under any of the provisions of
                  Article XVI;

10.1.1.4 Federal or Commonwealth funds for the Medicaid program are no longer available; or

10.1.1.5 THE ADMINISTRATION has a reasonable belief that INSURER has placed the health or welfare of beneficiaries in jeopardy.

10.1.2 THE ADMINISTRATION must give INSURER 30 days written notice of intent to terminate this contract if termination is the result of INSURER's substantial failure or refusal to perform administrative functions or a material default as established in Article XXXIII.

10.1.3 THE ADMINISTRATION may, when termination is due to INSURER's substantial failure or refusal to provide payment for or access to medically necessary services and items, notify INSURER's beneficiaries of any hearing requested by INSURER. Additionally, if THE ADMINISTRATION terminates for this reason, THE ADMINISTRATION may enroll INSURER's beneficiaries with another INSURER or permit INSURER's beneficiaries to receive Medicaid-covered services other than from an INSURER.


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10.1.4            INSURER must continue to perform services under the transition plan described in Section 10.2.1 if the termination is for any reason other than THE ADMINISTRATION's reasonable belief that INSURER is placing the health and safety of the beneficiaries in jeopardy. If termination is due to this reason, THE ADMINISTRATION may prohibit INSURER's further performance of services under the contract.

10.1.5 If THE ADMINISTRATION terminates this contract, INSURER may appeal the termination under Article VI Section 12 Law 72 September 7, 1993, as amended.

10.1.9            TERMINATION BY MUTUAL CONSENT

                  This contract may be terminated at any time by mutual consent of both INSURER and THE ADMINISTRATION.

10.2              DUTIES OF CONTRACTING PARTIES UPON TERMINATION BY REASON OF
                  DEFAULT

                  When termination of the contract occurs by reason of default, THE ADMINISTRATION and INSURER must meet the following obligations:

10.2.1 THE ADMINISTRATION and INSURER must prepare a transition plan, which is acceptable to and approved by THE ADMINISTRATION, to ensure that beneficiaries are reassigned to other plans without interruption of services. That transition plan will be implemented during the 90-day period between receipt of notice and the termination date unless termination is the result of THE ADMINISTRATION's reasonable belief that INSURER is placing the health or welfare of beneficiaries in jeopardy.

10.2.2.2 INSURER is responsible for all expenses related to giving notice to beneficiaries; and

10.2.2.3 INSURER is responsible for all expenses incurred by THE ADMINISTRATION in implementing the transition plan.

10.2.2.4          If the contract is terminated by mutual consent:

10.2.3.1 THE INSURER is responsible for notifying all beneficiaries of the date of termination and how beneficiaries can continue to receive contract services and the provisions of Article XXXIV shall apply.

10.3-10.6


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10.7              RECOMMENDATION TO CMS THAT SANCTIONS BE TAKEN AGAINST INSURER

10.7.1 If CMS determines that INSURER has violated federal law or regulations and that federal payments will be withheld, THE ADMINISTRATION will deny and withhold payments for new enrollees of INSURER.

10.7.2 INSURER must be given notice and opportunity to appeal a decision of THE ADMINISTRATION and CMS pursuant to 42 CFR 434.67.

10.8              CIVIL MONETARY PENALTIES

10.8.1.           The Administration may impose monetary penalties according to
                  Article XXXVI, Section 4.

10.9

10.10             REVIEW OF REMEDY OR REMEDIES TO BE IMPOSED

10.10.1 INSURER may dispute the notice by the ADMINISTRATION that ADMINISTRATION intends to impose any sanction under this contract. INSURER may notify THE ADMINISTRATION of its objections by filing a written response to the Notice of Default, clearly stating the reason INSURER disputes the proposed sanction. With the written response, INSURER must submit to THE ADMINISTRATION any documentation that supports INSURER's position. INSURER must file the review within fifteen (15) days from INSURER's receipt of the Notice of Default as provided in Article XXXIII, subparagraph 2. Filing a dispute in a written response to the Notice of Default suspends imposition of the proposed sanction.

10.10.2 INSURER and THE ADMINISTRATION must attempt to informally resolve the dispute. If INSURER and THE ADMINISTRATION are unable to informally resolve the dispute THE ADMINISTRATION will make the remedy final.

                                  ARTICLE XVIII
                               PAYMENT OF PREMIUMS

1. The payment for the first month of coverage under this contract will be made upon the certification by the INSURER that it has complied with all the terms and conditions contained in this contract to the satisfaction of the ADMINISTRATION.

         For subsequent months the ADMINISTRATION shall pay to the INSURER the corresponding monthly premium within the first five (5) working days of the month


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         of coverage, upon submission by the INSURER of an invoice containing the list of the beneficiaries enrolled for the month of the invoice.

2. The monthly premium calculation for beneficiaries not enrolled for the full month shall be determined on a pro-rata basis by dividing the corresponding monthly premium amount by the number of days in the month and multiplying the result by the number of days the beneficiary was actually enrolled.

3. The monthly premiums for the months comprised within the contract term and covered by this contract are as follows:

         a)       For all beneficiaries including all those who are sixty-five
                  (65) years and older who are Medicare beneficiaries with Part A or Parts A and B and those who are sixty-five years and older who are not Medicare recipients:

                  1) Per member per month rate (PMPM) (Beneficiary) established at FIFTY THREE DOLLARS ($53.00).

4.       The per member per month rate (PMPM) herein agreed provides for:

         a) The billing by providers to Medicare for services rendered to beneficiaries who are also Medicare recipients. The INSURER will not cover deductibles or co-insurance of Part A, but will cover deductibles and co-insurance of Part B of Medicare, except for deductibles and co-insurance for outpatient services provided in hospital setting, other than physician services.

         b) The recognition as a covered reimbursable Medicare Program cost as bad debts by reason of non-payment of Part A deductibles and/or coinsurance, and for deductibles and co-insurance for outpatient services provided in hospital setting under Medicare Part B, other than physician services.

         c) Pharmacy coverage for beneficiaries who are also Part A and Part A and B Medicare recipients, as long as the benefits are accessed through the PCP, HCOs, HCO's network of participating providers or the INSURER's participating providers and the prescription is issued by a participating provider of the INSURER.

         d) Dental coverage for beneficiaries who are also Part A and Part A and B Medicare recipients, the INSURER's participating providers.

         e) All benefits included in ADDENDUM I that are not covered under Medicare Part A or Part B.

5. The INSURER shall not, at any time, increase the rate agreed in the contract nor reduce the benefits agreed to as defined in ADDENDUM I of this contract.


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6.       The INSURER guarantees the ADMINISTRATION that the rate and any applicable deductibles or co-payments constitute full payment for the benefits contracted under the plan, and that participating providers cannot collect any additional amount from the beneficiaries. Balance billing is expressly prohibited.

         Upon a determination made by the ADMINISTRATION that the INSURER or its agents that the INSURER has engaged in balance billing, the ADMINISTRATION will proceed to enforce provisions as established in
         Article XXXVI.

7. The INSURER understands that the payment of premium by the ADMINISTRATION and the INSURER's payments to its HCOs, HCO's network of participating providers and INSURER's participating providers, shall be considered as full and complete payment for all services rendered except for the deductibles established in ADDENDUM I of the contract herein.

8. For those Medicare beneficiaries with Part A, any recovery by the provider for Part A deductibles and/or co-insurance will be made exclusively through the Medicare Part A Program as bad debts. In this instance, beneficiaries would neither pay any reimbursement for rendered services to a participating provider nor pay the deductibles included in ADDENDUM I of this contract.

9. For those Medicare beneficiaries with Part B, any recovery by the participating provider for Part B deductibles and/or co-insurance, other than services provided on an outpatient basis to hospital clinics, will be made through the INSURER and/or the HCOs. In this instance, beneficiaries would neither pay any reimbursement for rendered services to a participating provider nor pay the deductibles included in ADDENDUM I of this contract.

10. Co-insurance and deductible for Part B services provided on an outpatient basis to hospital clinics, other than physician services, will be considered as a covered bad debt reimbursement item under the Medicare program cost. In this instance, the INSURER will pay for the co-insurance and deductibles related to the physician services provided as a Part B service, through the capitation paid to the HCO.

11. Newborns shall be immediately covered by the INSURER if born to an eligible individual and/or family unit as defined herein the Medicaid Commonwealth Plan, the law and its regulations.

12. The INSURER understands that if the Federal Government submits an alternative to the agreement hereof that is more cost effective and for the benefit of the Government of Puerto Rico, the ADMINISTRATION along with the INSURER shall renegotiate the coverage for Medicare beneficiaries with Part A or Part A and B.


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13.      The INSURER certifies that the monthly billing submitted to the
         ADMINISTRATION includes all beneficiaries, who have been issued an identification card and for which payment of premiums are due either on a monthly or pro-rated basis. The ADMINISTRATION will not accept any new billing once the monthly billing is submitted by the INSURER to the ADMINISTRATION, unless there is a justifiable reason for the omission.

14. If any differences arise in the ADMINISTRATION's payment of premiums to the INSURER, the latter will proceed to analyze the differences between the original billing submitted by the INSURER and the amount paid by the ADMINISTRATION. The INSURER will proceed, after proper analysis, to submit to the ADMINISTRATION a diskette as well as all relevant documentation that supports and details the INSURER's claim not later than thirty (30) working days after payment is made to the INSURER by the ADMINISTRATION. Once this term has ended, the INSURER waives its right to claim any amounts from differences arising from the monthly payment made by the ADMINISTRATION and releases the ADMINISTRATION from any and all obligation to pay any additional premiums, including differences to billing by more than one insurer. During the following one hundred and twenty (120) days the ADMINISTRATION will confirm the validity of the claim and make payment thereof.

                                   ARTICLE XIX
                             ACTUARIAL REQUIREMENTS

1. For the purpose of determining future premiums, the loss experience of this contract shall be based exclusively on the results of the cost of health care services provided to the beneficiaries covered under this contract. The INSURER shall maintain all the utilization and financial data related to this contract duly segregated from its regular accounting system including, but not limited to the General Ledger and the necessary Accounting Registers classified by the Area/Region subject to this contract.

2. Administrative expenses to be included in determining the experience of the program are those directly related to this contract. Separate allocations of expenses from the INSURER's regular business, INSURER's related companies, INSURER's parent company or other entities will be reflected or made a part of the financial and accounting records described in the preceding section.

3. Any pooling of operating expenses with other of the INSURER's groups, cost shifting, financial consolidation or the implementation of other combined financial measures is expressly forbidden.

4. Amounts paid for claims or encounters resulting from services determined to be medically unnecessary by the INSURER will not be considered in the contract's experience.


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5.       The INSURER shall provide the ADMINISTRATION every month with a Premium
         Disbursement Illustration. Said illustration shall present the distribution of the capitation, claim expenses by coverage, reserves, administrative expenses and premium distributions as referred and contained in the RFP's Actuarial Reports formats. Failure to comply with the requirements contained herein will be sufficient cause for the imposition against the INSURER of the penalty provided for in Article XXXVI of this contract.

6. The determination by the INSURER as to the payment of the capitation fee and as to any other payments by virtue of this contract will be computed on an actuarially sound basis.

7. The INSURER will provide to the ADMINISTRATION, on a monthly basis, the actuarial data, premium distribution, and reports as contained in the RFP's Actuarial Report formats. Failure to comply with the requirements contained herein will be sufficient cause for the imposition against the INSURER of the penalty provided for in Article XXXVI of this contract.

                                   ARTICLE XX
                           PREVENTIVE MEDICINE PROGRAM

1. The Department of Health will provide for and effectively implement a preventive medicine program with primary emphasis on public health education which will include, but will not be limited to, guidance on lifestyles, AIDS, drug abuse, cancer and mother and child care. This is typically referred to as Primary Prevention. The INSURER will collaborate with the Department of Health and provide for a preventive medicine program with primary emphasis on the provision of clinical services in support of the Preventive Medicine Program, including but not limited to, screening and education of individual patients, such as PAP Smears, colorectal screening mammograms and cholesterol screening as indicated by the best practices of medicine.

         In cooperation with the INSURER, the Department of Health will develop a surveillance methodology to identify compliance with this program.

2. The INSURER, through its secondary and tertiary Preventive Program, will address, analyze and implement measures to provide effective clinical and educational activities seeking to combat the specific causes of morbidity and mortality in the Area/Region.

3. The INSURER will develop and effectively implement a case management system in order to monitor high risk cases and attend to the covered health care needs of the beneficiaries and dependents within said category.


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4.       The INSURER represents that under its Preventive Program it will contract, sufficient medical specialists and specialized teams in order to combine the resources of the HCOs and the professional staff of the HCOs, including but not limited to, health educators, nutritionists, dieticians, nurses, other trained personnel and physicians who will act as the team's educator, manager and coordinator.

5. The INSURER will be responsible to direct to a network of other agencies and community resources serving each municipality within the Area/Region so as to guarantee that participating providers and beneficiaries are aware of and understand the available services in their community and the process by which to access them.

6. The INSURER will assure that discharge of the mother and her baby from the hospital is based upon sound clinical judgment determined by the clinician.

7. The responsibilities of the INSURER in the Preventive Program will include the following:

         a) A disease management program developed by the INSURER in collaboration with the Department of Health which shall develop standardized processes to address mayor public health programs such as Asthma, Diabetes, Hypertension and Congestive Heart Failure, among others. This program shall include identification treatment protocol/guidelines and surveillance/monitoring. In cooperation with the Department of Health and the Centers for Disease Control (CDC) annual reports will be published detailing the results.

         b) A case management program which initially will be under the responsibility of a nurse. Case management will not be limited to the physician's offices or a determined center. Coordination of the services provided is required within the community and at the home of the beneficiary, if necessary.

         c) An outreach program shall be developed in collaboration with the Department of Health to target specific clinical issues as identified by the Department of Health, for those beneficiaries who cannot access those services. The clinical standard shall conform to the published HEDIS measures. These measures can be modified or supplemented by the Department of Health.

         d) The INSURER will assure that all pregnant women are screened for alcohol use following the Department of Health Guidelines.

         e) The INSURER will assure that all pregnant women will obtain counseling for the HIV test. All pregnant women who accept the the HIV test will be referred to the HIV Prevention and Detection Program of the Department


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                  of Health. The participant provider shall coordinate all
                  referrals with the Department of Health. Pre-natal care and HIV testing will continue to be covered benefits under this contract.

         f) The INSURER will assure that all pregnant women, following the administration of the HIV test that reports a positive result, are allowed to be treated under the guidelines for the utilization of ZDV in pregnant women and neonatal infants to reduce the risk of mother-infant HIV transmission, published by the Department of Health.

         g) The INSURER will assure that all pregnant women are properly educated about the WIC Program. Those eligible individuals will be referred to the WIC Program of the Department of Health. It will be the immediate responsibility of the participating providers to comply with all requirements in order to arrange the referral to the WIC Program without any cost to the patient.

         h) The INSURER will assure that all providers comply with the EPSDT (Early Periodic Screening Diagnosis and Treatment) Program and the Guidelines for Adolescent Preventive Services
                  (GAPS) from the American Medical Association. The itinerary of services that have to be rendered by providers will comply with the EPSDT Itinerary Services Formats.

         i) The INSURER will be responsible to develop and demonstrate its strategy to meet the appropriate prevention program guidelines as required by the Department of Health.

         j) The INSURER will provide the ADMINISTRATION monthly reports detailing all services rendered to mother and child classified by age groups and listing the numbers of pregnant women that have: (i) received prenatal care on each month in the reporting period; (ii) counseled as to HIV testing; (iii) referred to the HIV Prevention and Detection Program of the Department of Health; and (iv) referred to the WIC Program.

         k) The INSURER agrees to comply and assure that all participating providers will comply with the federal and local laws referred in Article XV paragraph (11) (g) of this contract. The INSURER will assure the submission by the participating provider of all the protocols and formats requested by the Department of Health, Department of the Family, Department of Education and Department of Justice as contained in the RFP formats.

8. The INSURER will develop and effectively implement incentive-based programs whereby the providers are motivated toward compliance with all requirements of their Preventive Medicine Program such as EPSDT, Immunizations, Prenatal care, reduction in cesarean sections, and other related services.


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9.       The ADMINISTRATION shall evaluate these preventive programs through
         HEDIS and other applicable performance standards.

10. The INSURER will provide the ADMINISTRATION quarterly reports needed by the Department of Health detailing services rendered in the Preventive Program described below.

11. The ADMINISTRATION shall have the right to audit the compliance with these requirements as needed. Non-compliance shall be a determining factor in nonrenewal of this contract or breach thereof as defined in Article of XXXIII.

                                   ARTICLE XXI
                              MENTAL HEALTH PROGRAM

1. The INSURER shall direct beneficiaries to access Mental Health and Substance Abuse benefits in coordination with the Mental Behavior Healthcare Organization in the health region contracted by the ADMINISTRATION and ASSMCA. The ASSMCA will monitor the Mental Health and Substance Abuse Program provided through the MBHO contracted in the Health Region/Area with sufficient specificity effectiveness in order to provide for all mental health and substance abuse needs for all eligible beneficiaries residing within the municipalities forming part of said area.

2. The INSURER will abide with the ADMINISTRATION and ASSMCA's guidelines for expediting access of beneficiaries to the mental health and substance abuse benefits covered under the Health Insurance Program.

                                  ARTICLE XXII
                                    BENEFITS

1. The INSURER agrees to provide to the enrolled beneficiaries the benefits included in ADDENDUM I of this contract. The benefits to be provided under the program are divided in three types of coverage: 1) the Basic Coverage that includes preventive, medical, hospital, surgical, diagnostic tests, clinical laboratory tests, x-rays, emergency room, ambulance, maternity and prescription drug services, 2) Dental Coverage based on the right to choose one of the participating dentists from the INSURER's network and 3) the Special Coverage that includes benefits for catastrophic conditions, expensive procedures and specialized diagnostic tests.

2. The INSURER may not modify, change, limit, reduce, or otherwise alter said benefits nor the agreed terms and conditions for their delivery without the express written consent of the ADMINISTRATION.

3.       The coverage for Medicare beneficiaries is established as follows:


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                  (a)      Beneficiaries with Part A of Medicare- The INSURER
                           will pay for all services not included in Part A of Medicare, and included in the contract herein. The INSURER will not pay the applicable Part A deductibles and coinsurance.

                  (b) Beneficiaries with Part A and Part B of Medicare- The INSURER will pay for prescription drugs prescribed by PCP and dental coverage. The INSURER will not cover the payment of the applicable Part A deductibles and coinsurance, but will cover the payment of the applicable Part B deductible and co-insurance.

                  (c) Access to services contemplated herein will be through a selected HCO. Beneficiaries with Part A can select from the Medicare's providers list, in which case the benefits under this contract would not be covered.

4. The Medicare beneficiary can select a Part A provider from the Medicare Part A providers list, but has to select a HCO for Part B services for beneficiaries with Part B services or Part B equivalent services for beneficiaries without Part B of Medicare.

                                  ARTICLE XXIII
                                CONVERSION CLAUSE

1. If during the term of this contract, the insurance coverage for a beneficiary terminates because the beneficiary ceases to be eligible and is dis-enrolled, such person has the right to receive a direct payment policy from INSURER without submitting evidence of eligibility. The direct payment policy will be issued by the INSURER without taking into consideration pre-existing conditions or waiting periods. The written request for a direct payment policy must be made, and the first premium submitted to INSURER on or before thirty-one (31) days after the date of disenrollment, bearing in mind that:

         a) The direct payment policy should be an option of such person, through any of the means which at that date INSURER has currently made available according to the age and benefits requested. It will be subject to the terms and conditions of the direct payment policy.

         b) The premium for the direct payment policy will be in accordance with the rate then in effect at INSURER, applicable to the form and benefits of the direct payment policy, in accordance with the risk category the person falls in at the moment, and the age reached on the effective date of the direct payment policy. The health condition at the moment of conversion will have no bearing in the eligibility nor will it be an acceptable base for the risk classification.


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         c)       The direct payment policy should also provide for coverage to any other individual, if these were considered eligible beneficiaries at the termination date of the health insurance under this contract. Under option by INSURER, a separate direct payment policy may be issued to cover the other individuals who formerly were eligible beneficiaries.

         d) The direct payment policy will be effective upon termination of coverage under the health insurance contracted.

         e) INSURER will not be obligated to issue a direct payment policy covering a person who has the right to receive similar services provided by any insurance coverage or under the Medicare Program of the Federal Social Security legislation, as subsequently amended, if such benefits, jointly provided under the direct payment policy, result in an excess of coverage (over insurance), according to the standards of the INSURER.

2. When coverage under this contract terminates due to the expiration of its term, all persons formerly considered eligible beneficiaries, who have been insured for a period of three (3) years prior to the termination date, will be eligible for a INSURER direct payment policy, subject to the conditions and limitations stipulated in clause 1 of this section.

3. Subject to the conditions and limitations stipulated in clause 1 of this section, the conversion privilege will be granted:

         a) to all eligible beneficiaries whose coverage under the health insurance contracted is terminated because they cease to be eligible beneficiaries and are disenrolled.

         b) to any eligible beneficiary whose coverage under the health insurance contracted ceases because he no longer qualifies as an eligible beneficiary, regardless of the fact that the principal subscriber and/or any other eligible beneficiary continues covered by said health insurance coverage under this contract.

4. In case an eligible beneficiary under this contract suffers a loss covered by the direct payment policy, described in clause 1 of this section, during the period he/she would have qualified for a direct payment policy and before the said direct payment policy is in effect, the benefits which he/she would have a right to collect under such direct payment policy will be paid as a claim under the direct payment policy, subject to having requested the direct payment policy and the payment of the first premium.

5. If any eligible beneficiary under this contract subsequently acquires the right to obtain a direct payment policy, under the terms and conditions of the INSURER's


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         policies without providing evidence of qualifications for such insurance, subject to the request and payment of the first premium during the period specified in the policy; and if this person is not notified of the existence of this right, at least fifteen (15) days prior to the expiration of such period, such person will be granted an additional period during which time he/she can claim his/her right, none of the above implying the continuation of a policy for a period longer than stipulated in said policy. The additional period will expire fifteen (15) days after the person is notified, but in no case will it be extended beyond sixty (60) days after the expiration date of the policy. Written notification handed to the person or mailed to the last known address of the person, as acknowledged by the policy holder, will be considered as notification, for the purposes of this paragraph. If an additional period is granted for the right of conversion as hereby provided, and if the written application for direct payment, enclosed with the first premium payment, is made during the additional period, the effective date of the direct payment policy will be the termination of the health insurance coverage under this contract.

6. Subject to the other conditions expressed before, the eligible beneficiaries will have the right to conversion, up to one of the following dates:

         a) date of termination of his/her eligibility under this contract; or
         b)       termination date of this contract; or
         c) date of amendment of this contract, if said amendment in any way eliminates the beneficiaries' eligibility.

                                  ARTICLE XXIV
                          TRANSACTIONS WITH THE INSURER

1. All transactions between the ADMINISTRATION and the INSURER shall be handled according to the terms and conditions set forth in this contract.

2. The INSURER shall appoint a person that shall be responsible for all transactions with the ADMINISTRATION.

3.       All eligibility transactions shall be coordinated on a daily basis.

                                   ARTICLE XXV
                             NON-CANCELLATION CLAUSE

The INSURER may not cancel this contract, or make modifications to it for any reason, or otherwise change, restrict or reduce the insurance or the benefits, except for nonpayment of premiums.


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                                  ARTICLE XXVI
                                 APPLICABLE LAW

The Request for Proposal that originated this contract, the Proposal submitted by the INSURER, this contract and/or any other document or provision incorporated to it by reference, shall be interpreted and construed according to the laws of the Commonwealth of Puerto Rico. If any controversy may arise regarding the interpretation or performance of this contract, the parties voluntary submit for its resolution to the jurisdiction of the Superior Court of the Commonwealth of Puerto Rico, San Juan Part.

                                  ARTICLE XXVII
                             EFFECTIVE DATE AND TERM

1. This contract shall be in effect for nine months, starting at 12:01 AM, Puerto Rico time on October 1, 2001, the first day that coverage begins and payment of the premium is due.

2. This contract may not be assigned, transferred or pledged by the INSURER without the express written consent of the ADMINISTRATION.

3. This contract may be extended by the ADMINISTRATION, upon acceptance by the INSURER, for any subsequent period of time if deemed in the best interest of the beneficiaries, the ADMINISTRATION, and the Government of Puerto Rico.

                                 ARTICLE XXVIII
                              CONFLICT OF INTEREST

Any officer, director, employee or agent of the ADMINISTRATION, the Government of the Commonwealth of Puerto Rico, its municipalities or corporations cannot be part of this contract or derive any economic benefit that may arise from its execution.

                                  ARTICLE XXIX
                                  INCOME TAXES

The INSURER certifies and guarantees that at the time of execution of this contract, 1) it is a corporation duly authorized to conduct business in Puerto Rico and that has filed income tax returns for the previous five (5) years; 2) that it complied with and paid unemployment insurance tax, disability insurance tax (Law 139), social security for drivers ("seguro social choferil"), if applicable); 3) filed State Department reports, during the five (5) years preceding this contract and 4) that it does not owe any kind of taxes to the Commonwealth of Puerto Rico.


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                                   ARTICLE XXX
                               ADVANCE DIRECTIVES

The INSURER agrees to enforce and require compliance by all applicable participating providers with 42 CFR 434, Part 489, Subpart I relating to maintaining written policies and procedures respecting advance directives. This requirement includes provisions to inform and distribute written information to adult individuals concerning policies on advance directives, including a description of applicable Commonwealth law.

                                  ARTICLE XXXI
                     OWNERSHIP AND THIRD PARTY TRANSACTIONS

The INSURER shall report ownership, control interest, and related information to the ADMINISTRATION, and upon request, to the Secretary of the Department of Health and Human Services, the Inspector General of the Department of Health and Human Services, and the Comptroller General of the United States, in accordance with Sections 1124 and 1903 (m)(4) of the Federal Social Security Act.

                                  ARTICLE XXXII
                            MODIFICATION OF CONTRACT

If the ADMINISTRATION finds that, because of amendments to Law 72 of September 7, 1993, or by reason of other subsequent Federal or local legislative changes that affect this contract, or because of any reasons deemed by the ADMINISTRATION to be in the best interest of the Government of Puerto Rico in carrying out the provisions of Law 72 of September 7, 1993, or in order to perform experiments and demonstration projects pursuant to legislative enactment, modification of this contract is necessary, the ADMINISTRATION may modify any of the requirements, terms and conditions, functions, part thereof or any other services to be performed by the INSURER. Prior to any such modification, the ADMINISTRATION shall afford the INSURER an opportunity to consult and participate in planning for adjustments which might be necessary and thereafter provide the INSURER written notice that the modification is to be made within ninety (90) days after a date specified in the notice. Said modifications will take place after consultation and cost negotiation with the INSURER.

                                 ARTICLE XXXIII
                            TERMINATION OF AGREEMENT

1. If the ADMINISTRATION finds, after reasonable notice and opportunity for a hearing to the INSURER the INSURER has failed substantially to carry out the material terms and conditions of this contract, the ADMINISTRATION may terminate this contract at any time, as provided in
         Section 10.1, above.


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2.       In the event that there is non-compliance by the INSURER with any specific clause of this contract, the ADMINISTRATION will notify the INSURER in writing, indicating the area/region(s) of non-compliance. The INSURER will be granted the opportunity to present and discuss its position regarding the issue within fifteen (15) days from the date of the notification. After considering the allegations presented by the INSURER following adequate hearing and the opportunity to present all necessary evidence in support of its position, and the ADMINISTRATION formally determines that there is a non-compliance, at the discretion of the ADMINISTRATION, this contract may be cancelled by giving thirty
         (30) days prior written notice before the effective date of cancellation.

3. In the event that the INSURER does not remedy, correct or cure the material deficiencies noted in the Plan Compliance Evaluation Report, as provided for in Article XVII of this contract, and following the opportunity of an adequate hearing and the presentation of evidence in support of its position, and the ADMINISTRATION confirms the deficiency, then at the discretion of the ADMINISTRATION this contract may be cancelled by giving thirty (30) days prior notice.

4. If the INSURER were to be declared insolvent, files for bankruptcy or is placed under liquidation, the ADMINISTRATION shall have the option to cancel and immediately terminate this contract. In the event of this happening an enrollee will not be liable for payments under this contract.

5. In the event that this contract is terminated, the INSURER shall promptly provide the ADMINISTRATION all necessary information for the reimbursement of any pending and outstanding Claims. The INSURER hereby recognizes that in the event of termination under this Article it shall be bound to provide reasonable cooperation to the ADMINISTRATION beyond the date of termination in order to properly effect the transition to the new INSURER taking over the region covered by this Contract. This obligation to reasonably cooperate shall survive the date of said effective termination provided, at the ADMINISTRATION' discretion.

6. The INSURER agrees and recognizes that in the event there are no sufficient enough funds designated for the payment of premium, the ADMINISTRATION reserves the right to terminate this contract, effective ninety (90) days after prior written notification.

                                  ARTICLE XXXIV
                                PHASE-OUT CLAUSE

In the event that the contract is terminated, the INSURER will continue to provide services for a reasonable term to guarantee the continuance of services until the ADMINISTRATION has made adequate arrangements to continue the rendering of health care benefits to beneficiaries. The duration of such term will not exceed sixty


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(60) days and the PMPM shall be agreed upon by the INSURER and the
ADMINISTRATION.

Upon the expiration of the contract, the INSURER will provide the ADMINISTRATION with the historical/utilization data of services rendered to beneficiaries in the area/region, in order to prevent fraud and double billing of services by the incoming INSURER.

Any INSURER phasing out of a Health Region will guarantee payment for services rendered to beneficiaries under the previous contract. Failure to do so, shall entail in accordance with the fair hearing process established on Article XXXIII, the retention of a determined amount of premium payment of INSURER's Health Region Contract. The amount to be retained shall be sufficient to cover the amount owed.

                                  ARTICLE XXXV
                             THIRD PARTY DISCLAIMER

None of the obligations, covenants, duties, and responsibilities incurred or assumed under the present Contract, the Request For Proposal, Proposal, the representations and assurances provided at the clarification meeting held on June 11, 2001, by either: (1) the INSURER towards the ADMINISTRATION and any governmental agencies, or (ii) the ADMINISTRATION towards the INSURER, shall be deemed as the assumption by the INSURER or the ADMINISTRATION, as the case might be, of any legal liability or responsibility towards a third party in the event that a negligent or intentional injury, malpractice, damage or wrongdoing, or any harm whatsoever is incurred by or caused by the HCOs, the HCO's network of participating providers and/or the INSURER's participating providers.

                                  ARTICLE XXXVI
                         PENALTIES AND SANCTIONS CLAUSES

1. In the event that the INSURER does not furnish the ADMINISTRATION with any kind of monthly reports related to the gathering and reporting of encounter information, the ADMINISTRATION may retain one monthly premium for each month in default said retention to be effective for the subsequent month after the default. Once the INSURER complies with said requirement, the amount retained will be fully paid to the INSURER, within five days after receiving the required reports for the subsequent month.

2. In the event that the INSURER does not comply with its obligation related to the monthly gathering and accurate reporting of encounter information, according to Article XV of this contract, the ADMINISTRATION may retain one monthly premium payable to the INSURER for each month in default, provided:

         a. the ADMINISTRATION gives, within ten (10) working days after receipt of the monthly report, written notification by certified mail, or personally hand


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                  delivers said notification to the INSURER of the
                  non-compliance and the reasons thereof; and
         b. the ADMINISTRATION grants ten (10) working days for the INSURER to cure the default; and
         c.       the INSURER fails to correct it within said term.

         Whenever as the above events take place, the ADMINISTRATION may retain one monthly premium payment for each month in default. Retention will be effective ten (10) working days after the notice of non-compliance. Once the INSURER corrects the problem, at the satisfaction of the ADMINISTRATION and according to Article XV of this contract, the amount retained will be fully paid to the INSURER, within five days after receiving full and complete reports for the subsequent month.

3. For the purpose of subparagraphs 1 and 2, above, default is defined as the non-compliance by the INSURER of the reporting requirements established for the gathering and reporting of encounter information as established in Article XV of this contract, or when the INSURER does not submit the reports within the established term set in this contract.

4.       A.       Civil Monetary Penalties: In the event that there is a
                  non-compliance with Article VI, XII, XVI, XVII and/or with any specific clause of this contract or the INSURER engages in any of the following practices:

                           (a) Fails to substantially provide medically necessary services to enrollees under this contract;
                           (b) imposes on enrollees premiums and charges in excess of the ones permitted under this contract;
                           (c) discriminates among enrollees on the basis of their health status or requirements for health care (such as terminating an enrollment or refusing to reenroll) except as permitted under the Program or engages in practices to discourage enrollment by recipients whose medical condition or history indicates need for substantial medical services;
                           (d) misrepresents or falsifies information that is furnished to CMS, to the ADMINISTRATION, to an enrollee, potential enrollee or provider of services;
                           (e) distributes, directly or indirectly through any agent, independent contractor, marketing material not approved by the ADMINISTRATION, or that contains false or misleading information;
                           (f) Fails to comply with the requirements for physician incentive plans in section 1876
                                    (i) (8) of the Social Security Act, and at
                                    42 CFR 417.479, or fails to submit to the ADMINISTRATION its physician incentive plans as requested in 42 CFR 434.70


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         The ADMINISTRATION will notify the INSURER in writing, the findings of the violation and the impending intention to impose intermediate sanctions for each violation which could consist of: monetary penalties at the discretion of the Administration may range from five hundred dollars $500 to twenty five thousand dollars $25,000; or the resolution of the contract and temporary management; suspension, and/or with-holding of premium payments, which may range from a percent amount, or more than one monthly premium payments. The imposition of sanctions will depend on the extent and severity of the actions.

         At the sole discretion of the ADMINISTRATION and after affording the INSURER due process to submit a corrective action as established in paragraph (B), below, the ADMINISTRATION will deduct any amount it may deem adequate from the premium payments or any other administrative items of said payments.

         The Office of the Inspector General may impose civil money penalties of up to $25,000.00 in addition to, or in lieu of each determination by the ADMINISTRATION, or CMS, for non-compliance conduct as set forth on subparagraphs(a) through (f).

The Secretary of the Department of Health and Human Services may seek the enforcement of felony charges, for violation regarding subparagraph (b), above.

         B. The INSURER will have the right to present and discuss its position regarding the ADMINISTRATION'S finding within thirty (30) days from the receipt of the notification. After such period expires the Administration will issue its decision regarding the contemplated sanctions which could be (i) let stand the initial determination, (ii) modify the sanction or
                  (iii) eliminate the sanction if the Insurer has taken affirmative corrective actions. Upon notifying the INSURER of the final decision, if in disagreement, the INSURER will have
                  (30) days to request a hearing before the Administration. Upon the expiration of the thirty (30) days without invoking a formal hearing, or after the celebration of a hearing and after issuance of findings and recommendations of the hearing examiner, the decision will then become final, subject to the appeal process provided in section 12, Art. VI of Law 72, September 7, 1993, as amended.

         C. The ADMINISTRATION, shall appoint temporary management only if it finds that the INSURER has egregiously or repeatedly engaged in any of the stated practices on paragraph (A) of this article; or places a substantial risk on the health of enrollees; or there is a need to assure the health of an organization's enrollees during an orderly termination, reorganization of the Insurer or while improvements are being made to correct violations. The temporary management may not be removed until the INSURER assures the ADMINISTRATION that the violations will not recur.


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5.       If a contractor is found to be in non-compliance with the provisions on
         ARTICLE VII concerning affiliation with debarred or suspended individuals, the ADMINISTRATION:

                  a)       Shall notify the Secretary of non-compliance;
                  b) May continue the existing contract with the Insurer, unless the Secretary (in consultation with the Inspector General of the Department of Health Services directs otherwise); and,
                  c) May not review or otherwise extend the duration of an existing contract with the INSURER unless the Secretary (in consultation with the Inspector General of the DHHS) provides to the ADMINISTRATION and to Congress a written statement describing compelling reasons that exist for renewing or extending the contract.

6. Notwithstanding the provisions set in this Article, the ADMINISTRATION reserves the right to terminate this contract, as established in
         Article XXXIII.

                                 ARTICLE XXXVII
                              HOLD HARMLESS CLAUSE

1. The INSURER warrants and agrees to indemnify and save harmless the ADMINISTRATION from and against any loss or expense by reason of any liability imposed by law upon the ADMINISTRATION and from and against claims against the ADMINISTRATION for damages because of bodily injuries, including death, at any time resulting therefrom, accidents sustained by any person or persons on account of damage to property arising out of or in consequence of the performance of this contract, whether such injuries to persons or damage to property are due or claimed to be due to any negligence of the INSURER, the INSURER's participating providers, the HCOs, the HCO's network of participating providers, their agents, servants, or employees or of any other person.

3. The INSURER warrants and agrees to purchase insurance coverage to include Contractual Liability Coverage incorporating the obligations herein assumed by the INSURER with limits of liability which shall not be less than one (1) million dollars with said insurance coverage providing for the INSURER's obligation and the insurance company of INSURER to defend and appear on behalf of the ADMINISTRATION in any and all claims or suits which may be brought against the ADMINISTRATION on account of the obligations herein assumed by the INSURER.


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                                 ARTICLE XXXVIII
                CENTER OF MEDICARE AND MEDICAID SERVICES CONTRACT
                                  REQUIREMENTS

The ADMINISTRATION and INSURER agree and recognize that guidance and directives from the Center of Medicare and Medicaid Services (CMS) are incorporated in contracts subject to its approval, such as the present one, and that they constitute binding obligations on the part of the INSURER.

                                  ARTICLE XXXIX
                                  FORCE MAJEURE

Whenever a period of time is herein prescribed for action to be taken by the INSURER, the INSURER shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, acts of God, shortages of labor or materials, war, terrorism, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of the INSURER.

                                   ARTICLE XL
                                YEAR 2000 CLAUSE

The parties hereby assure that all hardware and software that it uses with respect to this Agreement are Year 2000 Compliant in accordance to CMS's Year Compliance definitions as stated in the RFP. The Parties acknowledge that this provision is an essential condition to this Agreement.

                                  ARTICLE XXLI
                           FEDERAL GOVERNMENT APPROVAL

1. Inasmuch as it is a requirement that the Center of Medicare and Medicaid Services (CMS) approves this contract in order to authorize the use of federal funds to finance the health insurance contracted, the same may be subject to modifications in order to incorporate or modify the terms and conditions of this contract.

2. Any provision of this contract which is in conflict with any Federal Laws, Federal Medicaid Statutes, Health Insurance Portability and Accountability Act, Federal Regulations, or CMS policy guidance, as applicable, is hereby amended to conform to the provisions of those laws, regulations, and Federal policy. Such amendment of the contract will be effective on the effective date of the statutes or regulations necessitating it, and will be binding on the parties even though such amendment may not have been reduced to writing and formally agreed upon and executed by the parties.


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                                  ARTICLE XLII
                          ACKNOWLEDGMENT AS TO INSURER

1. All responsibilities, obligations, assurances and representations, made, taken, and assumed by the INSURER under this contract will be fully, solely, and entirely assumed by the INSURER. Notwithstanding, the ADMINISTRATION acknowledges that Triple-C will carry out the responsibilities as to the administration and operational management of the Health Insurance subject of this contract and that its officers are authorized to represent Triple-S, Inc. in matters related to be carried out.

2. The ADMINISTRATION acknowledges that the INSURER is in a corporate reorganizational process. The INSURER will notify the ADMINISTRATION the date when the reorganizational process is completed. The INSURER represents that the reorganizational process shall not constituted an assignment of this Contract.

                                  ARTICLE XLIII
                                ENTIRE AGREEMENT

The parties agree that they accept, consent and promise to abide by each and every one of the clauses contained in this contract and that the contract contains the entire agreement between the parties and in order to acknowledge so, they initial the margin of each of the pages and affix below their respective signatures, in San Juan, Puerto Rico, this 14TH DAY OF SEPTEMBER, 2001.



PUERTO RICO HEALTH PLANS                   TRIPLE-S, INC
INSURANCE ADMINISTRATION



BY  /s/ ANGEL BLANCO BOTTEY                BY  /s/ MIGUEL VAZQUEZ DEYNES
   --------------------------                  -------------------------------
   Angel Blanco Bottey                         Miguel Vazquez Deynes
   Executive Director                          Chief Executive Officer


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